UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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VIAD CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viad Corp
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

April 1, 2011

Dear Fellow Viad Corp Shareholder:

We look forward to your attendance in person or by proxy at the 2011 Annual Meeting of Shareholders of Viad Corp. We will hold the meeting at 9:00 a.m. on Tuesday, May 17, at The Ritz-Carlton, 2401 East Camelback Road, Phoenix, Arizona 85016, in the Pavilion Room. The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel’s free valet parking.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Company and for a discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

The agenda for this year’s annual meeting includes the following items:

Agenda Item	Board Recommendation

Election of Directors	FOR
Ratification of Deloitte & Touche LLP as our independent registered public accountants	FOR
Advisory vote on executive compensation	FOR
Advisory vote on the frequency of future executive compensation advisory votes	EVERY ONE YEAR

Detailed information on each of the proposals and the annual meeting are provided in the proxy statement. Your vote is important, and we urge you to cast your vote promptly. Whether you plan to attend the meeting or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may vote your shares by telephone or the Internet as described on your proxy card. If you plan to attend the meeting, you may vote in person. Thank you for your continued support of Viad Corp.

Sincerely,

Paul B. Dykstra
Chairman, President and Chief Executive Officer

Viad Corp
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND AVAILABILITY OF PROXY MATERIALS

April 1, 2011

To Viad Corp Shareholders:

We will hold the Annual Meeting of Shareholders of Viad Corp, a Delaware corporation, at The Ritz-Carlton, 2401 East Camelback Road, Phoenix, Arizona 85016 in the Pavilion Room, on Tuesday, May 17, 2011, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

1.	Elect three directors to Viad’s Board of Directors, each for a three-year term;

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants (also referred to as “independent auditors”) for 2011;

3.	Approve, in an advisory vote, the compensation of Viad’s named executive officers;

4.	Recommend, in an advisory vote, whether the advisory shareholder vote to approve the compensation of Viad’s named executive officers should occur every one, two or three years;

5.	Consider any other matters which may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Our 2010 Annual Report, including financial statements, is included with your proxy materials.

Only shareholders of record of common stock at the close of business on March 23, 2011, are entitled to receive this notice and to vote at the meeting. A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at Viad’s principal executive offices at the address listed above. To assure your representation at the meeting, please vote your shares by telephone, the Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. The Internet and automated telephone voting features are described on the proxy card. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy. Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors

SCOTT E. SAYRE
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting:

The 2011 Proxy Statement and 2010 Annual Report are available at www.viad.com/proxy11.html
(or go to www.viad.com and then click onto the link “2011 Annual Meeting–Proxy Materials”).

VIAD CORP
1850 North Central Avenue, Suite 800
Phoenix, Arizona 85004-4545

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Viad Corp 2011 Annual Meeting	Tuesday, May 17, 2011 9:00 a.m., Mountain Standard Time	The Ritz-Carlton 2401 East Camelback Road Phoenix, Arizona 85016

Agenda	1. Elect three directors.

2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants (also referred to as “independent auditors”) for 2011.

3. Hold an advisory vote on the compensation of Viad’s named executive officers.

4. Hold an advisory vote on whether the advisory shareholder vote to approve the compensation of Viad’s named executive officers should occur every one, two or three years.

5. Any other proper business.

Proxies Solicited By	Board of Directors of Viad Corp.

First Mailing Date	We anticipate mailing the proxy statement on April 1, 2011.

Record Date	March 23, 2011. On the record date, we had 20,373,807 shares of our common stock outstanding.

Voting	If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, by the Internet, by automated telephone voting, or by proxy.

Proxies	We will vote signed returned proxies “FOR” the Board’s director nominees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2011, “FOR” the approval of the compensation of Viad’s named executive officers, and in favor of every “ONE YEAR” for the frequency of future advisory shareholder votes to approve the compensation of the named executive officers, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.

Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under the “Voting Procedures/Revoking Your Proxy” section of this proxy statement.

Your Comments	Your comments about any aspect of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

PROPOSAL 1:  ELECTION OF DIRECTORS

Board Structure

The Board of Directors of Viad Corp (“Viad” or the “Company”) consists of nine persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and nominees are elected to that class for a term of three years. Three directors are to be elected at this year’s annual meeting.

Majority Vote Standard for Election of Directors

For uncontested elections of directors, Viad’s Bylaws provide that the vote standard is a majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. The Bylaws further provide that if a nominee who already serves as a director is not elected by a majority vote, then the director will be obligated to tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will be required to publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. In contested elections where the number of nominees exceeds the number of directors to be elected, the Bylaws provide for a plurality vote standard.

If a nominee, who was not already serving as a director, is not elected at the annual meeting, the Bylaws provide that the nominee would not become a director. All director nominees listed below are currently serving on the Board.

Skills, Qualifications and Experience of Viad’s Directors

While Viad’s directors have many individual qualifications, the Board believes that certain specific qualifications are common to all of Viad’s directors, and these qualifications (as well as others) led the Board to conclude that each director listed below under the “Director Nominees” and “Directors Continuing in Office” sections should serve on the Board. These qualifications include:

•	Highest ethical standards and integrity;

•	Willingness to act on and be accountable for Board decisions;

•	Ability to provide informed and thoughtful counsel to top management on a range of issues;

•	History of achievement that reflects superior standards for himself/herself and others;

•	Loyalty and commitment to driving the success of Viad;

•	Willingness to ask questions and pursue answers;

•	Ability to take tough positions while at the same time work as a team player;

•	Willingness to devote sufficient time to carrying out his/her duties and responsibilities effectively as a Board member, and commitment to serve on the Board for an extended period of time;

•	Adequate time to spend learning the businesses of Viad; and

•	Individual background that provides a portfolio of experience, knowledge and personal attributes commensurate with Viad’s needs.

Director Nominees

The Board of Directors has nominated Wayne G. Allcott, Paul B. Dykstra and Robert C. Krueger for election at the 2011 Annual Meeting of Shareholders. These nominees are currently members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2014. Information about the director nominees is presented below.

Wayne G. Allcott	Vice President-Arizona of U S West Corporation from 1995 to 2000, when he retired in connection with the merger of U S West (a former local and long distance telecommunications and high-speed data transmission services company) with Qwest Corporation, which provides similar services. In 2000, Mr. Allcott was appointed for a two-year term by the Governor of Arizona to chair the Governor’s Council on Workforce Development Policy. During his 35-year career with U S West, Mr. Allcott held a variety of assignments in marketing, customer services, operations and public policy. He is currently active with various non-profit organizations in Arizona. Age 68. Director since 2004.

Paul B. Dykstra	Chairman, President and Chief Executive Officer of Viad since April 1, 2008; prior thereto, President and Chief Executive Officer since April 1, 2006; and prior thereto, Chief Operating Officer since January 2006. Prior thereto, Mr. Dykstra was President and Chief Executive Officer of Global

Experience Specialists, Inc. (“GES”), a subsidiary of Viad, since 2000; prior thereto, Executive Vice President-International and Corporate Development of GES since 1999; and prior thereto, Executive Vice President-General Manager or similar executive positions since 1994 with Travelers Express Company, Inc., a former subsidiary of Viad. Mr. Dykstra brings deep and broad knowledge of Viad and its businesses. Through his many executive management positions held with Viad’s businesses, Mr. Dykstra has developed substantial experience in corporate strategy, operations, commercial development and sales, and accounting/finance. Age 49. Director since 2006.

Robert C. Krueger	Former U.S. Congressman, U.S. Senator, U.S. Ambassador-at-Large and Coordinator for Mexican Affairs, U.S. Ambassador (Burundi and Botswana), Special Representative of U.S. Secretary of State to Southern African Development Community, and Duke University professor and dean. Mr. Krueger is currently a public speaker, and a consultant for businesses engaged in international trade. Mr. Krueger has extensive knowledge regarding international business. He also has historical familiarity with Viad’s operations as he served as a Viad director from 2002 until the June 2004 spin-off of MoneyGram International, Inc., where he served as a director from 2004 to 2008. Age 75. Director since 2008.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” these director nominees.

Directors Continuing in Office

Information about the six directors continuing in office until expiration of their designated terms is presented below.

For Terms Expiring at the 2012 Annual Meeting:

Daniel Boggan Jr.	Retired Senior Vice President of the National Collegiate Athletic Association (NCAA), a voluntary organization which governs college and university athletic programs, from 1996 through his retirement in August 2003. He was Chief of Staff, Office of the Mayor, Oakland, California from January 2007 to August 2007; and prior thereto, Vice President-Business Development for Siebert Brandford Shank & Co., L.L.C., a municipal finance firm which provides investment banking, sales and trading, and financial advisory services, from October 2005 until March 2006, and prior thereto, a consultant for the company during 2003 and 2004 and until October 2005. Mr. Boggan is also a trustee of The California Endowment, currently serving as Chair of the Investment and Finance Committee and formerly serving as Chairman of the Board from 2008 to 2010. He is also a trustee of Albion College and a director of Collective Brands, Inc. and The Clorox Company. Mr. Boggan has specific knowledge regarding the marketing industry, sales and the industries specific to Viad. Age 65. Director since 2005.

Richard H. Dozer	Chairman-Phoenix of GenSpring Family Offices, a wealth management firm for ultra high net worth families, since 2008, and also serves as treasurer of the Greater Phoenix Convention and Visitors Bureau. Prior thereto, Mr. Dozer was co-founder and a managing partner of CDK Partners, a real estate development and investment company from 2006 to 2008. Prior thereto, Mr. Dozer was President of the Arizona Diamondbacks, a major league baseball franchise, from its inception in 1995 until 2006, and prior thereto was the Vice President and Chief Operating Officer of the Phoenix Suns, an NBA professional basketball franchise, from 1987 to 1995, as well as President of the US Airways Center arena (formerly, America West Arena) from 1989 to 1995. Mr. Dozer’s leadership positions with the Arizona Diamondbacks, Phoenix Suns and US Airways Center provide him with skills and experience related to operations and sales, as well as experience specific to Viad’s industries, including marketing, corporate events and branded events. Mr. Dozer also has financial experience from his audit manager position and other positions with Arthur Andersen from 1979 to 1987, during which time he held a CPA license. He is a director and Audit Committee Chairman for Swift Transportation Company, a public company, and Blue Cross Blue Shield of Arizona. He previously served as a director of Stratford American Corporation from 1998 to 2006. Age 53. Director since 2008.

Robert E. Munzenrider	Retired President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., a national chain of retail automotive services and insurance claims processor, a position he held from 2000 to 2002. In 1999, Mr. Munzenrider served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served during part of 1999 as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce transaction processor. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc., an international medical device manufacturing and marketing company. Mr. Munzenrider has a strong finance and accounting background, holding his CPA license since 1971 and serving in the position of Chief Financial Officer for a majority of his professional career. In addition, he has a historical familiarity with Viad operations as he was the CFO of one of Viad’s former operating companies from 1991 to 1997. Mr. Munzenrider is also a director of Angeion Corp and Kips Bay Medical, Inc., and previously served as a director of Criticare Systems, Inc., ATS Medical, Inc., and CABG Medical, Inc. Age 66. Director since 2004.

For Terms Expiring at the 2013 Annual Meeting:

Isabella Cunningham	Ernest A. Sharpe Centennial Professor in Communication at The University of Texas at Austin, 1983 to present. Dr. Cunningham has been the Chair of the Department of Advertising at The University of Texas at Austin since 2001 and a Professor of Advertising with the University since 1981. She also serves as a member of many university and community organizations. She has extensive knowledge and expertise regarding the marketing industry, including the face-to-face marketing space in which Viad competes, and has been published extensively in the area of business and marketing. She has broad international business exposure, and holds a Doctor of Jurisprudence Degree from a Brazilian university. She has a wealth of executive management experience holding positions on boards of directors (including Cornell Companies, Inc. from 2005 to 2006 and Dupont Photomasks, Inc. from 2001 to 2005) and numerous non-profit organizations. Age 68. Director since December 2005.

Jess Hay	Retired Chairman and Chief Executive Officer of Lomas Financial Corporation, formerly a diversified financial services company engaged principally in mortgage banking, retail banking, commercial leasing and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution, from which he retired in December 1994. Since 1987, Mr. Hay has been Chairman of the Texas Foundation for Higher Education, a non-profit organization dedicated to promoting higher education in the State of Texas. As Chairman and CEO of Lomas Financial Corporation, which included during his tenure, a total of five different corporations listed on the New York Stock Exchange, Mr. Hay has had extensive experience with all of the major functions within the operations of a public company. He is also a director of Trinity Industries, Inc. and Hilltop Holdings, Inc., and previously served as a director of Exxon Mobil from 1982 to 2001, SBC Communications (now AT&T) from 1985 to 2004, and MoneyGram International, Inc. from June 30, 2004 to June 2010. Mr. Hay’s time serving on these boards has provided him experience with issues related to both international and domestic business operations. His prior active involvement with the Democratic National Committee also provides him with broad exposure to the political processes on the national, state and local levels. Age 80. Director since 1981.

Albert M. Teplin	Retired Senior Economist for the Board of Governors of the Federal Reserve System from 2001 to October 2002. Dr. Teplin was Chief, Flow of Funds Section of the Board of Governors of the Federal Reserve System from 1989 to 2001. Dr. Teplin has broad experience analyzing economic trends and their application to business practices and government policies. His background also provides him with an ability to understand and evaluate technical financial matters pertaining to mergers, acquisitions and other significant business decisions. He was previously a director of MoneyGram International, Inc. from 2004 to 2010 and Audit Committee Chair of that company from 2008 to 2010. Age 65. Director since 2003.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

In accordance with applicable laws and the Bylaws of Viad, the business and affairs of Viad are governed under the direction of our Board of Directors. The system of governance practices followed by Viad is set forth in the Corporate Governance Guidelines and the charters of each of the committees of the Board of Directors. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to the duties of the Board, its operations and committee matters, director qualifications and selection process, director compensation, director independence, director orientation and continuing education, chief executive officer evaluation, management succession, and annual Board and committee evaluation. The Corporate Governance Guidelines and committee charters are reviewed periodically to ensure the effective and efficient governance of Viad and compliance in a timely manner with all laws and the listing standards of the New York Stock Exchange (“NYSE”) that are applicable to corporate governance.

The Corporate Governance Guidelines and committee charters, as well as the Code of Ethics applicable to Viad’s directors, officers and employees, may be viewed by selecting the “Corporate Governance” link on Viad’s web site at www.viad.com/investors/. They are also available in print upon request to the Corporate Secretary of Viad at the address listed on the first page of this proxy statement.

Board Committees and Director Independence

The Board maintains three standing committees to assist in fulfilling its responsibilities: Audit Committee, Corporate Governance and Nominating Committee, and Human Resources Committee. Each committee meets periodically during the year, reports regularly to the full Board and annually evaluates its performance. The table below provides current membership and meeting information for each committee. In addition, the table identifies the independent directors, as determined by the Board in February 2011, within the meaning of the NYSE listing standards, applicable Securities and Exchange Commission (“SEC”) regulations and Viad’s Corporate Governance Guidelines. The Corporate Governance Guidelines include categorical standards for independence that meet or exceed the NYSE listing standards.

Corporate
		Governance		Independent
Name	Audit	and Nominating	Human Resources	Director

Mr. Allcott	Member	Member		Yes
Mr. Boggan		Member	Member	Yes
Dr. Cunningham		Member	Member	Yes
Mr. Dozer	Member		Member	Yes
Mr. Dykstra				No
Mr. Hay	Member		Chair	Yes
Mr. Krueger		Member		Yes
Mr. Munzenrider	Member	Chair		Yes
Dr. Teplin	Chair		Member	Yes

2010 Meetings	11	4	5

The particular areas of responsibility of each Board committee and other related information are described below. Each committee may form and delegate authority to a subcommittee of one or more members of the committee.

Audit Committee.  The Audit Committee appoints Viad’s independent registered public accountants and assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements, and the independence and performance of Viad’s internal auditors and external independent registered public accountants. The Committee conducts regularly scheduled executive sessions with individual members of Viad’s management and with Viad’s independent registered public accountants. The Committee has sole authority to appoint or replace Viad’s independent registered public accountants. The independent registered public accountants report directly to the Committee. The Board has determined that all members of the Audit Committee are financially literate, as defined by the NYSE listing standards, and that Mr. Munzenrider qualifies as an “audit committee financial expert,” as defined by SEC regulations.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee proposes a slate of directors for election by the shareholders at each annual meeting and proposes candidates to fill any vacancies on the Board. The Committee is also responsible for an assessment of the Board’s performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, Viad’s Corporate Governance Guidelines and the compensation and benefits of non-employee directors. The Committee has sole authority to retain and/or terminate any search firm or compensation consultant to identify director candidates or to assist in the evaluation of director compensation.

Human Resources Committee.  The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value. The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary and equity and incentive compensation of the Chief Executive Officer, approves salaries and compensation of executive officers, and approves incentive compensation targets and awards under various compensation plans and programs of Viad. In addition, the Committee has sole authority to retain and/or terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or senior executive compensation. The Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. While the Corporate Governance and Nominating Committee has responsibility to review and make recommendations to the Board regarding non-employee director compensation and benefits, the Human Resources Committee has sole authority to approve grants of equity compensation to non-employee directors under the 2007 Viad Corp Omnibus Incentive Plan.

Aon Hewitt Associates, a nationally-known independent consulting firm, has been retained by the Committee and Viad’s Human Resources Department to provide services, advice and counsel on executive compensation and to serve as a technical resource for market data on executive and director compensation. Viad’s Human Resources and Law Departments support the Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Viad’s compensation programs. Viad’s Chief Executive Officer makes a recommendation to the Committee on the compensation of other executive officers of Viad; however, the Committee has sole authority to approve, for Viad’s Chief Executive Officer and other executive officers, (a) the annual base salary level, (b) the annual incentive opportunity level and granting of incentive awards, (c) the long-term incentive opportunity level, and (d) any special or supplemental benefits, with the salary, equity and incentive compensation of the Chief Executive Officer being subject to ratification by independent members of the Board.

Board Meetings and Annual Shareholder Meeting

Under Viad’s Corporate Governance Guidelines, each director is expected to attend the Annual Meeting of Shareholders, Board meetings and meetings of committees on which they serve. The Board of Directors held four regular meetings and one special meeting during 2010. Each director who held office in 2010 attended 100 percent of his or her Board and committee meetings in 2010, except Mr. Boggan was absent from one board meeting. All directors who held office in 2010 were in attendance at the 2010 Annual Meeting of Shareholders.

Meetings of Non-Management Directors and Presiding Director

The Board held four executive sessions of the independent, non-management directors in 2010. Regular executive sessions of the non-management directors have been scheduled for 2011. Mr. Hay has served as Presiding Director of Viad since May 17, 2005, and was designated by the Board to continue as Presiding Director for the period beginning January 1, 2011, and ending December 31, 2012, or until such other time as his successor is chosen by action of the non-management directors of Viad.

Board Leadership Structure

The Board combines the role of chairman of the board with the role of chief executive officer. The Board also has a presiding director, who is an experienced and long-tenured independent director. The Board believes this governance structure provides efficient and effective leadership for Viad. Having a single person lead both the Board and management fosters effective decision-making, enabling the definition of corporate strategies to be driven by a unified vision and supported by a clear path of accountability. Furthermore, Mr. Dykstra, Viad’s Chairman and Chief Executive Officer, is receptive to input from the Board, and fosters frequent communication with members of the Board, as appropriate. The Board also believes that Viad has appropriate governance practices to ensure that the full Board maintains independent oversight, including:

•	All directors on Viad’s Board are independent, except the chief executive officer;

•	Executive sessions of the independent directors are held at regular meetings of the Board, and such meetings are chaired by the Presiding Director;

•	An annual review of the performance of the chief executive officer is conducted by the Human Resources Committee, whose members are all independent directors;

•	An annual review of the Board’s performance is lead by the Corporate Governance and Nominating Committee, whose members are all independent directors;

•	The process for selecting new directors is lead by the Corporate Governance and Nominating Committee; and

•	Regular succession planning reviews are conducted by the Board for the positions of the chief executive officer and his senior management team, as well as other significant management positions within Viad’s operating companies. The

Board periodically reviews interim (e.g., emergency-response) and long-term succession plans with a view toward providing for orderly transitions (in the cases of both planned and unplanned management changes) related to each of Viad’s key executive positions.

Corporate Governance and Nominating and Human Resources Committees Interlocks and Insider Participation

Viad is not aware of any interlocking relationships between any member of Viad’s Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad’s executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

Review and Approval of Transactions with Related Persons

In February 2007, the Board adopted a policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (including directors and executive officers or their immediate family members, or shareholders and their immediate family members owning 5% or greater of the Company’s outstanding stock). The policy applies to any transaction in which Viad or an operating company is a participant and any related person has a direct or indirect interest, excluding de minimus transactions of a commercial or other nature between a related person and Viad or one of its operating companies, as well as any compensation arrangements with executive officers or directors of Viad that have been approved or authorized by the Board or the Human Resources Committee.

The Corporate Governance and Nominating Committee is responsible for reviewing, approving and/or ratifying any transaction involving a related person. Management will bring the matter to the attention of the Corporate Governance and Nominating Committee and provide it with all material information with respect to related person transactions. A related person transaction must be approved in advance whenever practicable, otherwise it must be ratified as promptly as practicable; provided that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. A related person transaction will be submitted to the Committee for consideration at its next meeting or, in those instances in which the Chief Executive Officer determines that it is not practicable or desirable for Viad to wait until the next Committee meeting, to the Chairman of the Committee (who has the delegated authority to act between Committee meetings with respect to this policy). The Chairman of the Committee will report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority. The Committee will annually review with management existing related person transactions, if any, and report annually to the Board, to ensure that such transactions are being pursued in accordance with understandings and commitments made at the time they were approved, that payments are being made appropriately, and that such transactions continue to serve the interests of Viad.

Director Nominations

As provided in its charter, the Corporate Governance and Nominating Committee has established procedures for consideration of candidates for Board membership suggested by its members and other sources, including shareholders. The Committee has authority under its charter to employ a third-party search firm to assist it in identifying candidates for director. A shareholder who wishes to recommend a prospective nominee for the Board should notify Viad’s Corporate Secretary in writing at the address listed on page 1 of this proxy statement. Any such recommendation should include:

•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

The Committee will review the qualifications of any person properly nominated by a shareholder in accordance with Viad’s Bylaws relating to shareholder proposals as described in the “Submission of Shareholder Proposals and Director Nominations” section of this proxy statement.

When the Committee reviews a potential nominee, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and Viad at that time given the then current mix of director attributes. The Committee, in accordance with Viad’s Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, skills, and experience in the context of the current needs of the Board. The Committee does not have a specific policy on diversity. Director nominees also must have common qualities expected of all Viad directors, including high personal and professional ethics, integrity and values, and a commitment to representing the long-term interests of shareholders.

The Committee also ensures that the members of the Board, as a group, maintain the requisite qualifications under the listing standards of the NYSE for populating the Audit, Human Resources, and Corporate Governance and Nominating Committees.

Viad will deliver a questionnaire to a director candidate properly nominated by a shareholder addressing the candidate’s independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in Viad’s proxy statement, if nominated by the Committee. In accordance with Viad’s Bylaws, a director candidate is required to provide responses to Viad’s director candidate questionnaire related to background, qualification, conflicts of interest and director independence. In addition, the director candidate questionnaire includes a representation and agreement to be signed by the director candidate as to his or her independence and the lack of conflicts of interest.

Communication with Board of Directors

Interested parties may communicate directly with non-management directors, including the Presiding Director, and/or with the Board by writing to the following address: Viad Corp, 1850 North Central Avenue, Suite 800, Phoenix, Arizona 85004-4545, Attention: Corporate Secretary. All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board’s next regularly scheduled meeting.

Risk Oversight

Management is responsible for assessing and managing the Company’s various exposures to risk, including the adoption of risk management controls, policies and procedures. The Board oversees the management of the Company’s risk exposures by the Company’s management. The Board has delegated to the Audit Committee, as reflected in its charter, responsibility for discussing with Viad’s management the major financial risk exposures of Viad and the steps management has taken to monitor and control such exposures, including Viad’s risk assessment and risk management policies. Annually, Viad conducts a business risk assessment to identify, evaluate and prioritize business risks that could impact Viad. Within this risk assessment, a financial statement risk assessment and materiality analysis is conducted, including evaluating potential fraud schemes and scenarios that might affect Viad. The risk assessment includes an evaluation of the significance of the risks, the likelihood of occurrence, the risk remaining after application of management controls, and actions necessary to mitigate risk exposure. Management presents a report on the results of the annual risk assessment during a regularly scheduled meeting of the Audit Committee, typically the May meeting. Prior to the meeting, a written report of the results of the assessment is provided to all members of the Board. All members of the Board are invited to attend the Audit Committee meeting, and eight out of the nine members of the Board were present at the May 2010 meeting when the results of the 2010 assessment were discussed. Thereafter, at the meeting of the Board, the Chairman of the Audit Committee provides a summary report to the Board regarding the results of the assessment and the Audit Committee’s discussions concerning the results. Management continuously monitors the Company’s risks throughout the year.

Director Compensation Table

Each non-employee director receives compensation for service on the Board and any of its committees. Directors who are also officers or employees of Viad do not receive any special or additional remuneration for service on the Board and do not serve on any of its committees. Mr. Dykstra is the only officer-director serving on the Board.

The following table provides the compensation of the directors in 2010, other than Mr. Dykstra, whose compensation is disclosed in the Summary Compensation Table provided in this proxy statement. The dollar figures presented below in column (c), “Stock Awards,” of the Table represent the grant date fair value of the 2010 stock awards, which may not reflect the actual value to be realized by the director as economic and market risks associated with stock awards can affect the actual value realized. The actual value realized by the director for the stock will not be determined until time of vesting, or in the case of option awards, until the exercise of the option.

				Non-Equity	Change in
				Incentive	Pension Value and
	Fees			Plan	Nonqualified	All Other
	Earned	Stock	Option	Compen-	Deferred Compensa-	Compen-
	Or Paid in Cash[1]	Awards[2]	Awards[3]	sation	tion Earnings	sation[4]	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Mr. Allcott	60,500	74,880	--	--	--	6,472	141,852
Mr. Boggan	49,900	74,880	--	--	--	6,472	131,252
Dr. Cunningham	51,500	74,880	--	--	--	6,472	132,852
Mr. Dozer	62,000	74,880	--	--	--	4,796	141,676
Mr. Dykstra[5]	--	--	--	--	--	--	--
Mr. Hay	92,000	74,880	--	--	--	6,411	173,291
Mr. Krueger	44,000	74,880	--	--	--	1,328	120,208
Mr. Munzenrider	65,500	74,880	--	--	--	2,910	143,290
Dr. Teplin	72,000	74,880	--	--	--	1,472	148,352

[1]	Non-employee directors receive an annual retainer of $30,000. Committee chairmen receive an additional annual retainer of $5,000, except for the Audit Committee chairman who receives an additional annual retainer of $10,000. Mr. Hay, Presiding Director of Viad, receives an additional annual retainer of $25,000 for serving in that role. Non-employee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors are reimbursed for all expenses related to their service as directors, including travel expenses and fees associated with director education seminars.

[2]	There can be no assurances that the amounts provided in this column (c) will be realized. The amounts shown reflect the grant date fair value of awards by Viad in 2010 to the non-employee directors.

At December 31, 2010, the following shares of restricted stock were outstanding for the non-employee directors: Mr. Allcott, 8,900; Mr. Boggan, 8,900; Dr. Cunningham, 8,900; Mr. Dozer, 9,235; Mr. Hay, 8,900; Mr. Krueger, 8,400; Mr. Munzenrider, 8,900; and Dr. Teplin, 8,900.

In 2010, each of the non-employee directors was granted 3,900 shares of restricted stock with a grant date fair value of $74,880, which will vest three years from the date of grant, with pro-rata vesting of shares upon expiration of the three-year period if a director leaves the Board prior to the end of such period for any reasons other than for “cause,” provided that full vesting will occur upon lapse of such period if the director has met certain age and holding period requirements. Full vesting may also occur upon expiration of the three-year period, at the discretion of the Human Resources Committee, if a director has terminated service due to unforeseen hardship or circumstances beyond the control of the director and such termination of service is at least six months after the date of grant. If a non-employee director were to take office after the restricted stock grant in February of each year, the new director would receive a pro-rata grant of restricted stock based on the date of election and the next regularly scheduled February grant of restricted stock.

[3]	No stock options were awarded to the non-employee directors in 2010. At December 31, 2010, the following stock options were outstanding for the named directors: Mr. Allcott, 10,140; Mr. Boggan, 5,000; Dr. Cunningham, 3,125; Mr. Dozer, none; Mr. Hay, 7,500; Mr. Krueger, none; Mr. Munzenrider, 6,079; and Dr. Teplin, 6,250.

[4]	The amounts shown for the non-employee directors reflect the corporate matching of charitable contributions pursuant to the Directors’ Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax-exempt status under Section 501(c)(3) of the Internal Revenue Code. The amounts shown also reflect dividends on unvested restricted stock and the premium paid by Viad on behalf of each non-employee director for accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business.

[5]	Refer to amounts presented in the Summary Compensation Table.

SECURITY OWNERSHIP OF VIAD MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Ownership Guidelines for Directors and Executive Officers

We believe it is important to align the financial interests of our directors and executive officers with those of our shareholders. Guidelines have been adopted which specify the minimum amount of Viad stock that directors and officers are expected to own on a direct basis, meaning stock which is subject to market risk, not simply held under option. The guidelines call for each officer to own stock which has a value within a range of one and one-half to five times that individual’s annual salary, depending on salary level. The guidelines also call for each non-employee director to own stock which has a value equal to five times the annual retainer payable to a director, and all non-employee directors have met their goals. As of the measurement date in 2011, all non-employee directors and the named executive officers had met or exceeded their goals, except Messrs. Hannan and Kuczynski, who joined the Company in December 2008 and March 2008, respectively, and are working toward achieving their goal.

Security Ownership of Management

The table below provides information concerning the beneficial ownership of our common stock by directors and executive officers of Viad, individually and as a group as of March 23, 2011.

	Amount and Nature
	of
	Beneficial	Percent
Name	Ownership[1]	of Class

Named Executive Officers and Other Executive Officers
Paul B. Dykstra	216,771	1.1%
Michael M. Hannan	23,858		*
George N. Hines	16,095		*
Ellen M. Ingersoll	109,926		*
Thomas M. Kuczynski	24,256		*
G. Michael Latta	30,603		*
Steven W. Moster	21,714		*
Cynthia J. Ognjanov	14,875		*
David C. Robertson	7,073		*
Scott E. Sayre	79,035		*
Directors
Wayne G. Allcott	30,590		*
Daniel Boggan Jr.	19,700		*
Isabella Cunningham	19,325		*
Richard H. Dozer	12,535		*
Jess Hay	19,400		*
Robert C. Krueger	11,700		*
Robert E. Munzenrider	22,076		*
Albert M. Teplin	22,825		*

All Executive Officers and Directors as a Group (18 persons total)	702,357	3.4%

*	Less than one percent.

[1]	Includes: 416 shares of performance-based restricted stock which vest in January 2012 as the final one-third payout of the shares earned in 2009; 287,200 shares of restricted stock, which will vest three years from the date of grant; 25,000 shares of restricted stock, which will vest five years from the date of grant; 1,091 performance-based restricted stock units, which will be paid in cash in January 2012 as the final one-third payout of the units earned in 2009; 13,800 restricted stock units (paid in cash only), which will vest three years from the date of grant; and 157,798 shares of common stock subject to stock options, which were exercisable as of March 23, 2011, or within 60 days thereafter, by the directors and executive officers listed above. Future vesting of restricted stock and units, including performance-based restricted stock and units, is subject generally to continued employment with the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Viad’s executive officers, directors, and beneficial owners of more than 10 percent of Viad’s common stock, to file initial reports of ownership and reports of changes in ownership of Viad’s common stock with the SEC and the NYSE. Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file. As a matter of practice, Viad’s administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and files such reports on their behalf with the SEC and the NYSE. Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners timely complied with the Section 16(a) reporting requirements in 2010, except that, due to a late notice by the plan administrator, Messrs. Hay and Teplin each filed a Form 4 on August 2, 2010 to report that their cash-only stock units had been settled in cash on July 1, 2010.

Security Ownership of Certain Beneficial Owners

The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5 percent of Viad’s outstanding common stock.

	Amount and Nature of	Percent of
Name and Address	Beneficial Ownership	Class

Marathon Asset Management (Services) LTD 5 Upper St. Martin’s Lane, London, UK WC2H 9EA	3,934,919[1]	19.49%[1]
BlackRock, Inc., 40 East 42nd Street, New York, NY 10022	1,621,187[2]	8.03%[2]
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,402,050[3]	6.94%[3]

[1]	Marathon Asset Management (Services) LTD filed on February 3, 2011 with the SEC a statement on Schedule 13G/A. The company filing reported that it has sole voting and dispositive power over 81,000 shares.

[2]	BlackRock, Inc. filed on February 3, 2011 with the SEC a statement on Schedule 13G/A. The company filing reported that it and its affiliated companies in the aggregate have sole voting and sole dispositive power over all the shares.

[3]	Dimensional Fund Advisors LP filed on February 11, 2011 with the SEC a statement on Schedule 13G/A. The company filing reported that it and its affiliates in the aggregate have sole voting power over 1,357,306 shares and sole dispositive power over all the shares.

The Human Resources Committee Report and the Audit Committee Report contained in this proxy statement will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports incorporate all or any part of this proxy statement.

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board is comprised solely of independent directors. The Committee oversees design and implementation of an executive compensation strategy intended to enhance the fundamental value of Viad by increasing its earnings, cash flows, market position and financial condition, thereby providing a logical predicate for increases in shareholder value. The Committee has reviewed and discussed with Viad’s management the Compensation Discussion and Analysis provided in this proxy statement, and based on such review and discussions, the Committee recommended to Viad’s Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Viad’s 2010 Annual Report on Form 10-K, filed March 4, 2011.

HUMAN RESOURCES COMMITTEE
Jess Hay, Chairman
Daniel Boggan Jr.
Isabella Cunningham
Richard H. Dozer
Albert M. Teplin

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section explains the compensation program for Viad’s executive officers whose compensation information is provided in the tables following this discussion and who are referred to in this proxy statement as the “named executive officers.” Viad’s named executive officers include:

• Paul B. Dykstra	Chairman, President and Chief Executive Officer
• Ellen M. Ingersoll	Chief Financial Officer
• Scott E. Sayre	General Counsel and Secretary
• Michael M. Hannan	Group President-Travel & Recreation; and President, Brewster Inc.
• Thomas M. Kuczynski	Chief Corporate Development & Strategy Officer

Executive Summary

Viad’s Board employs a pay-for-performance philosophy through its executive compensation programs by aligning the financial interests of its executive officers and key management with the long-term financial interest of Viad and its shareholders. The Human Resources Committee (the “HR Committee”) of the Board oversees Viad’s executive compensation program and determines the compensation for its executive officers. The HR Committee believes the executive compensation program for executive officers was a significant factor contributing to Viad’s improved profitability and operating efficiencies in 2010.

In the past two years, the Company took quick and aggressive action to address the challenging economic and business environment and improve Viad’s operational and financial performance. During 2009 and 2010, Viad made significant changes to its business, including deploying a Lean transformation initiative and implementing a comprehensive corporate reorganization. These initiatives helped Viad to drive productivity improvements, reduce overhead costs and improve service levels. As a result of these efforts, in 2010, segment operating income increased $10.6 million from 2009 to $14.8 million. Total revenue was $844.8 million, up $39.0 million from 2009. Viad’s Marketing & Events Group delivered on its target to reduce U.S. overhead costs by approximately $10 million and grew international market share. Viad’s Travel & Recreation Group delivered double-digit revenue growth and maintained operating margins of more than 22 percent. In addition, Viad generated full year free cash flow of $23 million, and finished the year with a strong balance sheet, with $145.8 million in cash and cash equivalents and $9.1 million in debt, with a debt-to-capital ratio of 2.3 percent. These performance results provide context for the key compensation decisions made by the HR Committee in 2010.

Viad’s executive compensation program for 2010 was designed to drive improved profitability, motivate and retain executives, and encourage executive focus on creating and maintaining long-term value for Viad’s shareholders:

•	Base salaries of the named executive officers and all other employees (with limited exceptions) were frozen in 2010 and 2009, with no year-over-year merit increases, consistent with the Company’s focus on expense management. Base salaries of the named executive officers in 2010 were evaluated by the HR Committee and, for most executives, were found to be within the targeted competitive range of the 50th and 75th percentile of the general market (as discussed in more detail in the “Annual Base Salary” subsection below) and therefore, generally competitive for employee retention purposes;

•	Financial goals for annual incentive compensation were established to encourage improved financial results in 2010, balanced by the need to motivate and retain executives and key management;

•	No discretionary cash bonuses were awarded in 2010 to any Viad executive by the HR Committee where financial goals were not met;

•	A significant portion of the total compensation package for executives was performance-based or linked to stock ownership;

•	The mix of pay for executives in 2010 was not overly weighted toward either annual or long-term incentive compensation;

•	Long-term incentive compensation in 2010 included equity grants which were designed to motivate executives to make long-term decisions that will be beneficial to shareholders and Viad and to retain executives, as the vesting of equity grants is over a multi-year period and the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options); and

•	Annual incentive compensation and long-term incentive compensation in 2010 (including awards of restricted stock, restricted stock units and stock options) are subject to forfeiture and reimbursement provisions (i.e., a “clawback” provision) relating to conduct which may be detrimental to Viad.

Executive Total Compensation Philosophy

Viad’s Board employs a pay-for-performance philosophy as reflected in its compensation programs by aligning the financial interests of its executive officers and key management with the long-term financial interest of Viad and its shareholders. This philosophy was adopted more than a decade ago. No changes to the philosophy are planned for the 2011 executive compensation programs. The philosophy continues to support the Company’s strategy and vision.

Viad’s compensation philosophy is designed to:

•	Promote a performance-driven culture via compensation components that properly incent executive performance;

•	Provide a competitive compensation package, including significant incentive-based components designed to reward business and individual performance;

•	Attract, retain and engage the best available executive talent;

•	Motivate executives and key employees to strive to achieve Viad’s long-term and short-term operating and financial goals, thereby enhancing shareholder value;

•	Encourage executives and key employees to participate in the risks and rewards of ownership through investment in Viad’s common stock; and

•	Foster core values of ethics and integrity and protect shareholder value through compensation forfeiture and reimbursement provisions, which are triggered if an executive engages in certain conduct that may be detrimental to Viad’s interests or contrary to Viad’s ethical standards.

Decision-Making Process

The HR Committee reviews and approves Viad’s executive compensation program and the compensation levels for its executive officers. The HR Committee, comprised only of independent directors, has sole responsibility with respect to Viad’s Chief

Executive Officer (“CEO”) and other executive officers, to approve (a) the annual base salary level, (b) the annual incentive opportunity level, achievement of performance measures and payment of incentive awards, (c) the long-term incentive opportunity level, grant of awards, and achievement of performance measures, and (d) any special or supplemental benefits. The salary, equity and incentive compensation of Viad’s CEO is approved by the HR Committee and is subject to ratification by independent members of the Board. The HR Committee also has sole authority to retain and terminate any compensation consultant used to assist in the evaluation of the compensation of the CEO and other executive officers.

Total compensation is reviewed by the HR Committee at its regularly scheduled meeting in February. Merit adjustments, if any, to annual base salary are effective April 1 of each year. Awards earned under the short-term incentive plan (for the prior year) and long-term performance plans are approved at the February meeting. Once achievement of financial targets established for the prior year is determined, the payment of incentive awards, if earned, is not made until the Company’s books have been officially closed for the prior fiscal year. Long-term incentive compensation awards (as discussed in more detail below) are granted at the February meeting, and targets for the incentive plans are determined at the March meeting of the HR Committee.

Using general industry market survey data (as discussed below), each component of the total compensation package (as discussed below) for the named executive officers is generally targeted between the 50th and 75th percentiles of the general market survey data. This analysis and a number of other factors, including advice from an independent compensation consultant, an assessment of individual performance, Viad’s operating and financial results, the extent to which Viad’s financial and operating goals were achieved in the prior year, and internal equity considerations, serve to guide the HR Committee in its determination of appropriate levels of compensation for each named executive officer. At the regularly-scheduled meeting in February, the HR Committee discusses the performance of the CEO and the other executive officers.

Benchmarking and Resources

Aon Hewitt Associates (“Aon Hewitt”), a nationally-known independent consulting firm, has been retained by the HR Committee and Viad’s Human Resources Department to provide services, advice and counsel on executive compensation and to serve as a technical resource for market data on executive compensation. As a participant in Aon Hewitt’s executive compensation database, in addition to other market surveys described below, Viad obtains competitive market data for executive positions, including base salary, target and actual annual incentives, long-term incentives, and total compensation values, which assist the HR Committee in its decisions on executive compensation.

Viad’s Human Resources and Law Departments support the HR Committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering Viad’s compensation programs for executive officers. The Human Resources Department also provides the HR Committee with competitive compensation benchmarks using general market surveys. Viad does not use a set of identified comparator or peer companies in connection with the decision-making process for executive compensation. Viad’s unique and diverse mix of businesses – from marketing and event services to travel and recreation services – makes it difficult to identify a peer group that has similar characteristics. In addition, Viad is the only publicly-held company in the United States operating with this mix of businesses. As a result, Viad’s Human Resources Department conducts an annual review of compensation using market data obtained from a variety of market surveys, including Aon Hewitt Total Compensation Measurement, Mercer and Towers Watson (using its pre-merger surveys of Towers Perrin and Watson Wyatt). Market data is collected for companies that have annual revenues similar to Viad’s annual revenues (companies with annual revenues in the range of $500 million to $1 billion were evaluated for the 2010 benchmarking), without regard to specific companies or the specific industry in which the companies compete. Benchmark valuations are derived from these general market surveys in consultation with Aon Hewitt. Such competitive data provides reference points for the HR Committee.

Components of Compensation

Compensation components for the named executive officers include:

•	annual base salary;

•	short-term, annual cash incentive compensation;

•	long-term incentive compensation;

•	perquisites and other personal benefits;

•	retirement income and savings plans; and

•	post-termination compensation and benefits.

Each component of the total compensation of the named executive officers is discussed below.

Mix of Pay

The HR Committee and management create what they believe is the optimal mix of compensation components, consistent with Viad’s compensation philosophy, in delivering the executives’ targeted total compensation. The table below shows the 2010 mix of compensation components for the named executive officers.

Components of 2010 Compensation
As a Percentage (%) of Targeted Total Compensation

		Targeted
		Annual
	Base	Incentive	Long-Term	Perquisites and
	Salary	Bonus	Incentives[1]	Personal Benefits
Name	(%)	(%)	(%)	(%)

Paul B. Dykstra	26	21	44	9
Ellen M. Ingersoll	30	17	42	11
Michael M. Hannan	40	22	24	14
Scott E. Sayre	35	18	35	12
Thomas M. Kuczynski	40	20	26	14

[1]	The percentage calculation for this column is based on the grant date estimated future payouts for long-term incentives.

Viad’s total compensation package for executives is designed to enhance shareholder value, as well as to mitigate the potential for excessive risk-taking by executives in managing Viad’s businesses. The HR Committee believes that certain design features of Viad’s executive compensation program aid in discouraging excessive risk-taking, including, among others, the following:

•	Mix of pay for executives is not overly weighted toward either annual incentives or long-term incentive compensation.

•	Performance goals for annual incentives are approved by the HR Committee to ensure that performance goals and targets are reasonable and are designed with the intent that achievement will result in enhancement to the fundamental value of Viad.

•	Awards of long-term incentives create and maintain shareholder value over a multi-year period because the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting (or exercise, in the case of stock options), which in turn encourages executives to consider the inherent risk of short-term decisions that may impact the future performance of Viad.

•	Viad’s stock ownership guidelines align the financial interests of our directors and executive officers with those of our shareholders (see “Stock Ownership Guidelines” subsection below and the “Ownership Guidelines for Directors and Executive Officers” section of this proxy statement).

•	Annual and long-term incentive compensation is subject to forfeiture and reimbursement provisions relating to conduct which may be detrimental to Viad (see “Forfeiture and Reimbursement Provisions for Detrimental Conduct” subsection below).

Annual Base Salary

The base salary program for Viad’s executives helps achieve the objectives outlined above by attracting and retaining strong talent. Base salaries represent the fixed portion of the executive compensation package. Salary levels are determined using a combination of factors including competitive benchmark levels, the executive’s experience and tenure, Viad’s annual merit budget and the executive’s individual performance. Merit increase guidelines for all employees, including the named executive officers, are determined using published survey sources, and have ranged from 0 percent to 5 percent, averaging approximately 3 percent on a historical basis. For 2009, and again in 2010, the base salaries of the named executive officers were frozen with no year-over-year merit increases as an expense management measure due to the slow economic recovery of the industries in which Viad competes and in response to lower merit increases in the general market survey data in those years.

Base salaries for Viad’s named executive officers are targeted between the 50th and 75th percentiles of the general industry market survey data. Base salaries generally fall between the minimum and maximum of the targeted range, depending upon time in position, individual performance and qualifications for the role. This range allows Viad to respond to changing business conditions and manage salaries more evenly over an executive’s career.

In 2010, base salaries approved by the HR Committee for the named executive officers were within the 50th and 75th percentile range of the general market survey data, except for the base salary of Mr. Dykstra, which was below the 50th percentile of the general market. However, his total targeted compensation, including incentive-based compensation, did fall within the targeted range.

Annual Incentives

Viad’s Management Incentive Plan is an annual, cash-based, pay-for-performance incentive program for executive officers and other key executives. The Management Incentive Plan is designed to motivate and reward these individuals for their contributions to Viad’s performance during the year by making a significant portion of their cash compensation variable and dependent upon achievement of Viad’s annual performance targets. The performance targets are established by the HR Committee at the beginning of each year. When determining the performance targets, the HR Committee considers past financial performance of Viad and its operating companies and the internal estimates of their current-year planned financial performance. Incentive cash payments reflect the extent to which targets for performance goals are met or exceeded.

Financial targets are set with the intent that achievement will result in enhancement to the fundamental value of Viad, which, in turn, is ultimately reflected in enhanced shareholder value. Established growth trends, or improved profitability and operating efficiencies during periods of economic uncertainty, which are based on economic and business conditions specific to Viad’s businesses, are the gauge by which meaningful targets are set and executive performance is measured.

For the past six years, the HR Committee has not awarded a discretionary cash bonus to any named executive officer in circumstances where performance goals under the annual incentive plan were not met. The HR Committee has discretion to increase or decrease the actual awards based on Company and individual performance, except in the case of executive officers, whose awards may only be decreased.

The table below provides information for the 2010 Management Incentive Plan, including the performance goals, the weighting of each performance goal as a percentage of the total award, and the targeted achievement levels for each performance goal.

2010 Annual Incentive Performance Goals, Weighting and Targets

			Targeted Achievement Levels[1]
	Performance	Weight	Threshold	Target	Maximum
	Goal[2]	(%)	($)	($)	($)

Corporate[3]	Operating Income	60%	2,700	11,000	19,300
	Operating Cash Flow	20%	15,905	24,101	32,505
	Revenue	10%	805,302	849,784	894,427
	Operating Margin	10%	0.4%	2.1%	2.5%
Travel & Recreation Group[4]	Operating Income	60%	14,100	16,400	18,700
	Operating Cash Flow	20%	18,795	20,991	23,395
	Revenue	10%	74,802	79,784	84,427
	Operating Margin	10%	19.3%	20.3%	22.7%

[1]	All dollar amounts are shown in thousands (000) of U.S. dollars. For purposes of evaluating achievement, the financial results of Viad’s international operations were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.95 to 1), British pound (1.64 to 1); and Euro (1.47 to 1). Achievement at Threshold pays out at 30% of the Performance Goal’s Weight. Achievement at Target pays out at 100% of the Performance Goal’s Weight. Achievement at Maximum pays out at 175% (the maximum achievement level) of the Performance Goal’s Weight. Actual results are pro-rated based on where they fall along the continuum from the Threshold amount through the Target amount, and from the Target amount through the Maximum amount.

[2]	Operating Income for Corporate is equal to segment operating income less unallocated corporate expenses. The performance goals of Operating Income and Operating Cash Flow exclude: restructuring and restructuring-related charges (recoveries) and payments; tax payments; the effects of excess tax benefits on share-based compensation; unusual items not contemplated (such as changes in accounting principles or the effects of enacted tax laws resulting from major corporate tax reform legislation); unplanned acquisition activity (including transaction costs, results of acquired companies and the related impact on interest income and/or interest expense); special, one-time cash dividends; and cash flows related to any other operating income or Corporate expense achievement adjustments (after tax) that impact cash flow. Performance goals and achievements exclude the unplanned results of divested assets.

[3]	Includes P. Dykstra, E. Ingersoll, S. Sayre and T. Kuczynski. For 2010, financial performance yielded an achievement factor of (and bonus payment at) 100.0% of target as the actual results for the performance goals were: $8,855,000 (49.1%) for Operating Income; $49,062,000 (35.0%) for Operating Cash Flow; $851,359,000 (10.3%) for Revenue; and 1.0% (5.6%) for Operating Margin.

[4]	Includes M. Hannan. For 2010, financial performance yielded an achievement factor of (and bonus payment at) 175.0% of target as the actual results for the performance goals were: $20,415,000 (105.0%) for Operating Income; $26,399,000 (35.0%) for Operating Cash Flow; $89,273,000 (17.5%) for Revenue; and 22.9% (17.5%) for Operating Margin.

The 2010 performance goal of Operating Income is a stand-alone goal and awards are paid based on achievement of the goal. No payout for the performance goals of Operating Cash Flow, Revenue or Operating Margin can be earned unless the performance goal of Operating Income is achieved at or greater than the Threshold amount. The performance goals of Operating Cash Flow, Revenue and Operating Margin are also stand-alone goals and awards are paid based on achievement of their respective target, provided that the Operating Income measure is met at the Threshold amount or greater.

The formula for determining the annual bonus award is: annual base salary earnings times individual target bonus percentage times the company achievement factor. As shown in the “Target” column in the table below, the 2010 target bonus percentages for the named executive officers in 2010 ranged from 50 percent to 80 percent of the executive’s annual base earnings. The “Threshold” column in the table below reflects the executive’s target level times the company achievement factor at the threshold level of 18 percent (which is the Threshold amount of 30 percent multiplied by the 60 percent performance goal weight of Operating Income, as discussed in more detail above). The “Maximum” column in the table below reflects the executive’s target level times the company achievement factor at the maximum level of 175 percent. Individual target bonus percentages are established for each executive officer based upon competitive target bonus levels for comparable positions and are targeted at the 50th percentile of the market.

2010 Target Bonus Payout Levels

	Threshold	Target	Maximum
Name	(%)	(%)	(%)

Paul B. Dykstra	14.4	80	140.00
Ellen M. Ingersoll	9.9	55	96.25
Scott E. Sayre	9.0	50	87.50
Michael M. Hannan	9.9	55	96.25
Thomas M. Kuczynski	9.0	50	87.50

Long-Term Incentives

Long-term incentives for the named executive officers in 2010 were granted using restricted stock and stock options, except that Mr. Hannan was granted restricted stock units, which are payable in cash, rather than restricted stock due to Canadian tax considerations. Of the total long-term award value granted to the executive officers, 50 percent was made up of stock options and 50 percent from restricted stock (or units). This mix places a heavy emphasis on the financial performance of the Company, which provides for long-term value to Viad’s shareholders, as well as providing a retention incentive for key executives. Long-term incentive grants are targeted between the 50th and 75th percentile range of the competitive market, as reflected in general industry market surveys. In 2010, long-term incentive grants were made within the targeted percentile range. Each of the long-term incentive plans is described below.

Time Vested Restricted Stock (or Units).  The named executive officers and other key executives, who have a significant impact on Viad’s operational and financial goals, were awarded restricted stock in 2010, except restricted stock units were awarded to Mr. Hannan due to Canadian tax considerations. The restricted stock and restricted stock units will vest three years from the grant date. For the executives receiving restricted stock, the executive may vote the shares and will receive dividends during the restriction period. Mr. Hannan, who received restricted stock units, does not have voting rights, but does receive dividend equivalents. Receipt of dividends (or dividend equivalents) and the executive’s right to vote shares are important links in aligning management’s interests with those of Viad’s shareholders. The HR Committee believes that due to the three-year cliff vesting feature of the shares and units, this compensation element has been highly effective in retaining executives and in motivating executives to make long-term decisions that will be beneficial to shareholders and Viad.

Stock Options.  Stock options are another form of equity compensation intended to encourage and reward effective management that results in long-term financial success and increased shareholder value. In 2010, stock options were granted to the named executive officers and other key employees for a term of ten years with an exercise price equal to the closing price of Viad’s common stock on the date of grant. As a result, the options have value only to the extent that the price of Viad’s stock increases. Stock options have a three-year vesting schedule, one-third each year starting in the first year after the grant and becoming fully exercisable in the third year after the grant. All granted and outstanding options contain forfeiture and non-competition provisions.

Vesting of Long-Term Incentives.  The vesting of restricted stock, restricted stock units, and stock options is generally subject to continued employment with Viad or its operating companies, except certain termination events will trigger post-termination benefits as discussed below under the “Post-Termination Compensation and Benefits” subsection below, as well as the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Performance-Based Restricted Stock (or Units).  No grants of performance-based restricted stock or units were made in 2010. However, in 2010, the second one-third payout of the performance-based restricted stock granted and earned in 2008 was made to Messrs. Dykstra, Sayre and Kuczynski and Ms. Ingersoll, and the final one-third payout of performance-based restricted stock granted and earned in 2007 was made to Messrs. Dykstra and Sayre and Ms. Ingersoll. Mr. Hannan did not receive a 2008 or 2007 grant as he had not joined Viad as of the time of either grant. Also in 2010, the first one-third payout of the performance-based restricted stock units granted to Mr. Hannan in 2009 was made as performance targets established for 2009 were partially met. These awards had performance targets established for the year of the grant and were designed to focus management’s attention on annual financial performance, and to retain the management team with a three-year vesting schedule of one-third of the earned award per year starting one year after the grant date. The executives with unvested performance-based restricted stock could vote the shares granted, and received dividends on the shares. Mr. Hannan’s performance-based restricted stock units (and dividend equivalents) are paid in cash. He does not have voting rights.

Executives may earn from 0 percent to 100 percent of the shares (or units) granted, dependent upon the performance of the operating company or overall corporate results. For Mr. Hannan and other executives in Viad’s operating companies, 50 percent of the award is earned based on the achievement of the operating company’s performance measures and targets and the other 50 percent is based on the achievement of the corporate level performance measures and targets established in the year of the grant under that year’s Management Incentive Plan. For corporate level executives, 100 percent of the award is based on the achievement of the corporate level performance measures and targets established in the year of the grant under that year’s Management Incentive Plan. Messrs. Dykstra, Sayre and Kuczynski and Ms. Ingersoll earned 100 percent of the 2008 award and Messrs. Dykstra and Sayre and Ms. Ingersoll earned 100 percent of the 2007 award, based on the overall achievement of the established performance goals, which are provided below:

			Targeted Achievement Levels[1]
	Performance	Weight	Threshold	Target	Maximum
	Goal	(%)	($)	($)	($)

2008 Corporate[2]	Income Per Share	65%	2.17	2.25	2.32
	Operating Cash Flow	25%	61,300	64,100	66,000
	Revenue	10%	1,098,000	1,127,000	1,156,000
2007 Corporate[3]	Income Per Share	60%	1.67	1.76	1.85
	Operating Cash Flow	25%	59,000	60,900	62,900
	Other Goals	15%	--	--	--

[1]	All dollar amounts are shown in thousands (000), except Income Per Share. For purposes of evaluating achievement, the financial results of Viad’s international operations were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.97 to 1), British pound (1.96 to 1), and Euro (1.40 to 1) for the 2008 grant; and Canadian dollar (0.8772 to 1) for the 2007 grant.

[2]	Achievement in 2008 was 137.3% of the overall Target as the actual results for the performance goals were: $2.59 (113.8%) for Income Per Share; $61,558,000 (13.7%) for Operating Cash Flow; and $1,125,685,000 (9.8%) for Revenue. The performance goals of Income Per Share and Operating Cash Flow exclude unusual charges (such as impairment losses and restructuring charges), changes in accounting principles and effects of enacted tax laws resulting from major corporate tax reform legislation that were not contemplated, as well as unplanned acquisition activity (including transaction costs, results of acquired companies and the related impact on interest income and/or interest expense) and special, one-time cash dividends. Operating Cash Flow is adjusted to exclude the effect of excess tax benefits on share-based compensation, restructuring payments and payments on any other Income Per Share achievement adjustments (after-tax) that impact cash flow. Subtracted from achievement were anticipated tax payments which were included in the performance goals but not paid in 2008.

[3]	Achievement in 2007 was 175.0% of the overall Target as the actual results for the performance goals were: $2.01 (105.0%) for Income Per Share; $83,528,000 (43.75%) for Operating Cash Flow and 26.25% for the other performance goals. The performance goals of Income Per Share and Operating Cash Flow exclude unusual charges (such as impairment losses and restructuring charges) and changes in accounting principles. In addition, the performance goal of Income Per Share excludes the favorable resolution of tax matters and gains on sale of corporate assets. “Other Goals” includes for Corporate: total support of, and adherence to, the Always Honest Compliance & Ethics program; account reconciliations prepared according to policy; operations conducted according to credit agreement guidelines; excellent balance sheet management; and provide value-added services and support to Viad’s operating companies.

For Mr. Hannan’s 2009 performance-based restricted stock unit award, 50 percent of the award was not earned as the corporate level performance targets under the 2009 Management Incentive Plan were not achieved. Mr. Hannan achieved 48.125 percent of the award because the overall achievement of the operating company’s performance goals under the 2009 Management Incentive Plan was at 99.4 percent. The performance targets are provided in the table below:

			Targeted Achievement Levels[1]
	Performance	Weight	Threshold	Target	Maximum
	Goal	(%)	($)	($)	($)

Corporate	Income Per Share	70%	1.00	1.28	1.75
	Operating Cash Flow	30%	25,209	34,345	50,021
Brewster	Operating Income	65%	12,000	14,675	17,000
	Operating Cash Flow	25%	8,700	11,383	13,700
	Revenue	10%	50,000	57,758	65,000

[1]	All dollar amounts are shown in thousands (000), except Income Per Share. Dollar amounts for the operating company level targets (Brewster) are shown in Canadian dollars. For purposes of evaluating achievement, the financial results of Viad’s international operations were translated to U.S. dollars at fixed exchange rates of: Canadian dollar (0.82 to 1), British pound (1.54 to 1); and Euro (1.40 to 1). Performance targets at the Corporate level were not achieved. Achievement at the operating company level (Brewster) was 99.4% of the overall Target as the actual results for the performance goals were: $14,119,000 (55.5%) for Operating Income; $12,533,000 (34.3%) for Operating Cash Flow; and $57,315,000 (9.6%) for Revenue.

[2]	The performance goals of Income Per Share, Operating Income and Operating Cash Flow exclude unusual charges (such as impairment losses and restructuring charges), changes in accounting principles and effects of enacted tax laws resulting from major corporate tax reform legislation that were not contemplated, as well as unplanned acquisition activity (including transaction costs, results of acquired companies and the related impact on interest income and/or interest expense) and special, one-time cash dividends. Operating Cash Flow is adjusted to exclude the effect of excess tax benefits on share-based compensation, restructuring payments and payments on any other Income Per Share achievement adjustments (after-tax) that impact cash flow.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits are part of the executive’s total compensation package and are reviewed periodically to ensure external competitiveness. The perquisites currently offered by the Company to the executive officers include financial counseling and tax preparation, annual executive physical examination, accidental death and dismemberment insurance, executive medical insurance, club memberships and Company-paid parking. Mr. Dykstra is also eligible for executive life insurance, a home Internet and security system and an automobile, plus related expenses. Mr. Hannan is also eligible for an automobile, plus related expenses, and a home security system. Additional information on perquisites and other personal benefits provided to the named executive officers in 2010 is discussed in the “Summary Compensation Table” section of this proxy statement.

Retirement Income and Savings Plans

All eligible employees, including the named executive officers (excluding Mr. Hannan), may participate in the Viad Corp Capital Accumulation Plan (the “401(k) Plan”). In addition, the named executive officers are eligible to participate in the Supplemental 401(k) Plan, which provides for additional employee contributions over the annual limits set by the Internal Revenue Code for the 401(k) Plan, plus matching contributions by Viad based on the same percentage as the 401(k) Plan. In lieu of participation in Viad’s 401(k) Plan and Supplemental 401(k) Plan, Mr. Hannan is a participant in the Retirement Plan for Management Employees of Brewster Inc.

Annual retirement benefits will be paid under applicable schedules of the Viad Corp Supplemental Pension Plan (“SERP”) and under the MoneyGram Pension Plan (formerly the Viad Corp Retirement Income Plan) to Messrs. Dykstra and Sayre and Ms. Ingersoll, although accruals under the MoneyGram Pension Plan were frozen as of December 31, 2003. In connection with the spin-off of MoneyGram International, Inc. (“MoneyGram”) on June 30, 2004, the sponsorship and administration of the MoneyGram Pension Plan, as well as all liabilities of the MoneyGram Pension Plan and the SERP, were assumed by MoneyGram. In general, the compensation covered by the MoneyGram Pension Plan and the SERP is annual salary and one-half of annual bonus. Actual benefits under the SERP will be calculated primarily on the basis of the average of a participant’s last five years of annual salary prior to retirement and on the basis of the average of one-half of a participant’s highest five years of annual incentive compensation. Like all other forms of compensation, the level of retirement benefit is determined by individual performance assessments throughout a career, since individual performance determines the level of compensation, which is an integral component of savings and pension benefit formulas.

Under the Retirement Plan for Management Employees of Brewster Inc., the annual pension payable to Mr. Hannan, assuming a normal retirement date, is equal to 2 percent of his highest average earnings for each year of credited service. “Highest average earnings” are defined as the average of the highest annual earnings in any three calendar years of credited service. The maximum pension payable to Mr. Hannan cannot exceed the dollar limits permitted under the Income Tax Act of Canada.

The change in the value of the pension plans during 2010 is included in the “Summary Compensation Table” section of this proxy statement. Please refer to the “Pension Benefit Table” and the “Potential Payment Upon Employment Termination or Change of Control” sections of this proxy statement for further discussion of retirement benefits.

Post-Termination Compensation and Benefits

Certain termination events will trigger post-termination payments and benefits for the named executive officers, including retirement, change of control severance, termination for cause, involuntary termination not for cause, death or disability. These are discussed below and also under the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement. Post-termination compensation provides for either short-term (termination or change in control) or long-term (retirement) security to the Company’s executive officers in the event their employment with the Company ends. In the event of involuntary termination, post-termination compensation is intended to provide an interim financial resource to the executive during the transition from employment with Viad.

Retirement.  Eligibility for normal retirement is age 65 and for early retirement is age 55. The retirement income received by the executives is discussed under the “Retirement Income and Savings Plans” and “Pension Benefits Table” sections of this proxy statement. Upon normal or early retirement, executives would receive ownership of the restricted stock, restricted stock units, earned performance-based restricted stock, earned performance-based restricted stock units and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), except that executives who have reached the age of 60 at the time of retirement and retire at least 2 years (or 18 months, in the case of earned performance units) from the date of the grant would receive full ownership (not pro-rated) upon lapse of the vesting period. Stock options not yet exercisable would fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights within a five-year period following the retirement date. Executives would receive an accrued annual incentive bonus, if earned, on a pro-rata basis. Mr. Dykstra is entitled to the same benefits upon retirement pursuant to the terms of his employment contract. In addition, he will be provided with an office and secretarial support for five years following retirement. Mr. Sayre is the only named executive officer eligible for retirement, as discussed below in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement, and he intends to retire in mid-2011.

Change of Control Severance.  Viad’s Executive Severance Plan (Tier I) provides each of the named executives with severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the Executive Severance Plan) within 36 months after a change of control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30 day window period beginning on the first anniversary of the change of control of Viad. The purpose of the Executive Severance Plan is to ensure, in the event of a possible change of control of Viad, that executives will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board as to whether the change of control proposal would be in the best interests of Viad and its shareholders, to assist in the change of control implementation and transition, and to perform other appropriate actions. Severance benefits also provide an economic means for executives to transition from Viad employment. Participants in the plan are designated by the CEO and approved by the HR Committee. Upon a change of control, Viad’s annual and long-term incentive plans also provide for accelerated vesting of equity awards and payment of annual incentive and performance units, as discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

For purposes of these benefits, a change of control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquires 20 percent or more of Viad’s common stock, (b) the current directors in office cease to constitute at least a majority of the Board, (c) a reorganization, merger or consolidation, or the sale of all or substantially all of the corporate assets occurred, or (d) there is a complete liquidation and dissolution of Viad.

Involuntary Termination Not For Cause.  Mr. Dykstra’s employment agreement provides that he will receive post-termination payments and benefits upon Viad’s termination of his employment without cause. The relevant material terms of Mr. Dykstra’s employment agreement with Viad are discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement. For the other named executive officers, Viad has an arrangement providing payments and benefits to them for Viad’s termination of their employment without cause, as discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Death or Disability.  Mr. Dykstra’s employment agreement does not provide for any post-termination payments upon his employment termination due to death or disability; however, he and the other named executive officers will be eligible to receive benefits or rights otherwise due in the event of their death or disability pursuant to compensation and benefit plans and related agreements, as discussed in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Forfeiture and Reimbursement Provisions for Detrimental Conduct

In order to protect Viad and its operating companies and to help insure the long-term success of the business, annual incentive compensation and long-term incentive compensation (including awards of restricted stock, restricted stock units and stock options) are subject to forfeiture and reimbursement provisions (i.e., a “clawback” provision) relating to the following conduct:

•	an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies;

•	an officer or employee was aware of and failed to report an officer or employee who was participating in misconduct that caused or could cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad’s Code of Ethics or certain other policies; and

•	an officer or employee acted significantly contrary to the best interests of Viad.

The forfeiture and reimbursement provisions also relate to violations of certain restrictions on competitive activities following employment termination. In addition, the annual incentive compensation and long-term incentive compensation awards in 2010 (including awards of restricted stock, restricted stock units and stock options) also provide Viad with the right to stop the executive, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination. Viad also may seek monetary damages for such activities.

Limit on Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction on compensation paid to a named executive officer that exceeds $1.0 million during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance measures set by the HR Committee and meets the other requirements of Section 162(m), the compensation is not included in computation of the limit. The HR Committee intends, to the extent possible and where it believes it is in the best interest of Viad and its shareholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of Viad’s overall system of compensation policies and practices. The Board submitted performance measures and certain other terms under the 1997 Viad Corp Omnibus Incentive Plan and the 2007 Viad Corp Omnibus Incentive Plan for approval at the 1997, 2002 and 2007 Annual Meeting of Shareholders, as required to allow certain of the compensation payable under such plans to be eligible for deduction. For purposes of meeting the requirements of Section 162(m), under the 2007 Viad Corp Omnibus Incentive Plan, the maximum aggregate amount awarded or credited with respect to cash-based awards, including annual incentive awards and performance units, to any one participant in any one plan year may not exceed $5.0 million.

Stock Ownership Guidelines

Stock ownership guidelines were adopted in 1993 requiring executives to own a minimum amount of stock on a direct basis, meaning stock of Viad which is subject to market risk and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an executive’s annual salary, depending on salary level.

Viad believes it is important to align the financial interests of our executives with those of our shareholders. Mr. Dykstra has ownership guidelines of five times his annual base salary. Ms. Ingersoll and Messrs. Hannan, Kuczynski and Sayre have ownership guidelines of three times their base salaries. As of the measurement date in 2011, the named executive officers had met or exceeded their goals, except Messrs. Hannan and Kuczynski, who joined the Company in December 2008 and March 2008, respectively, and are working toward achieving their goal.

Changes to Executive Compensation in 2011

In 2011, the value of the overall mix of long-term incentive grants will change to 50 percent restricted stock (or units) with a 3-year vesting period and 50 percent performance units with a 3-year vesting period and payable in cash. This mix of restricted stock (or units) and performance units will continue to provide incentives for executives to create and maintain shareholder value over a multi-year period because the ultimate value of each executive’s grant will depend upon the value of Viad’s stock at the time of vesting or payout. This mix also continues to provide an effective retention tool for executives. Awards of restricted stock and performance units will be subject to the forfeiture and reimbursement provisions discussed in the “Forfeiture and Reimbursement Provisions for Detrimental Conduct” subsection above.

Compensation Consultant

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, in 2010 Aon Hewitt provided services and advice related to executive compensation. In addition to compensation advice, in 2010 Aon Hewitt also provided to Viad at the request of Viad management actuarial services on qualified and non-qualified retirement programs and federal payroll tax calculations. For these 2010 services and advice, Viad paid Aon Hewitt in the aggregate $220,559. Viad paid Aon Hewitt $75,108 in the aggregate for its 2010 services and advice related to executive and director compensation.

Summary Compensation Table

The following table summarizes the compensation in 2008, 2009 and 2010 of the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Viad in 2010.

The amounts presented below in column (e), “Stock Awards,” and column (f), “Option Awards,” of the Table represent the grant date fair value of awards granted to the named executive officers and may not reflect the actual value to be realized by each executive officer. Variables that can affect the actual value realized by the named executive officer include achievement levels of performance targets, economic and market risks associated with stock and option awards, and basing performance unit values on the market price of Viad’s stock. The actual value realized by the named executive officer will not be determined until the time of vesting in the case of restricted stock, restricted stock units, performance units, performance-based restricted stock and performance-based restricted stock units, or until option exercise in the case of option awards.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred	All Other
				Stock	Option	Compen-	Comp.	Compen-
Name and		Salary[1]	Bonus	Awards[2]	Awards[3]	sation[4]	Earnings[5]	sation[6]		Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Paul B. Dykstra	2010	625,000	--	539,520	540,040	500,000	417,625	218,956	[7]	2,841,141
Chairman, President	2009	615,385	--	1,105,560	--	--	591,392	274,340		2,586,677
and CEO	2008	618,750	--	1,555,260	--	680,000	181,676	274,440		3,310,126
Ellen M. Ingersoll	2010	348,000	--	238,080	237,735	191,400	26,417	103,541	[10]	1,145,173
Chief Financial Officer	2009	342,646	--	538,961	--	--	33,704	116,186		1,031,497
	2008	344,750	--	791,154	--	260,300	2,836	128,069		1,527,109
Scott E. Sayre	2010	303,000	--	149,760	150,272	151,500	102,580	37,723	[11]	894,835
General Counsel and	2009	298,338	--	307,101	--	--	198,155	84,290		887,884
Secretary	2008	300,050	--	520,674	--	206,000	13	144,666		1,171,403
Michael M. Hannan[8]	2010	289,140	--	88,320	87,463	292,843	22,638	16,822	[9]	797,226
Group President-Travel &	2009	255,953	--	179,654	--	157,857	14,848	118,868		727,180
Recreation; and, President,	2008	13,173	--	--	66,600	--	722	--		80,495
Brewster Inc.
Thomas M. Kuczynski	2010	300,000	--	94,080	95,094	150,000	3	38,241	[12]	677,418
Chief Corporate	2009	295,385	--	195,009	--	--	--	33,347		523,741
Development & Strategy	2008	250,000	--	155,526	--	171,600	--	43,588		620,714
Officer

[1]	For 2010 and 2009, no year-over-year merit increases were granted. For 2009, all employees at the Viad corporate level, including Messrs. Dykstra, Sayre and Kuczynski and Ms. Ingersoll, took a mandatory week-long work furlough (without pay) as one of Viad’s expense-reduction measures.

[2]	The amounts shown reflect the grant date fair value of long-term incentives awarded to the named executive officers, including: restricted stock granted in years 2008 through 2010 (except for Mr. Hannan who did not receive a grant until 2009 after taking office and whose grants are in the form of restricted stock units); and performance-based restricted stock granted in 2008 and 2009 (except for Mr. Hannan, who did not receive a grant until 2009 after taking office and whose grant is in the form of performance-based restricted stock units). In addition, the amounts shown include the grant date fair value of the performance units granted in 2008 to the named executive officers (except for Mr. Hannan, who has not received any performance unit awards). Performance goals for the 2008 performance unit awards were not achieved at threshold and consequently no payments to the named executive officers were made, including the following grant date fair value amounts shown in column (e) of the table: Mr. Dykstra, $608,580; Ms. Ingersoll, $311,052; Mr. Kuczynski, $101,430; and Mr. Sayre, $202,860. No performance units were granted in 2009 or 2010. In addition, the performance goals for the 2009 performance-based restricted stock awards were not achieved at threshold and consequently no payments to the named executive officers were made, including the following grant date fair value amounts shown in column (e) of the table: Mr. Dykstra, $644,910; Ms. Ingersoll, $314,778; Mr. Kuczynski, $113,627; and Mr. Sayre,

$179,654. Mr. Hannan’s 2009 award of performance-based restricted stock units was achieved at 48.125% and thus $54,157 of his award, as reflected in column (e) of the table, was not earned.

Assumptions made in the valuation of stock awards under this column are discussed in Viad’s 2010 Annual Report on Form 10-K, filed March 4, 2011, in Notes 1 and 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

[3]	Stock options were granted in 2010 with an exercise price of $19.20. No stock options were granted to the named executive officers in 2009 or 2008, except for Mr. Hannan, who received a grant of 10,000 non-qualified stock options upon taking office as President of Brewster Inc. on December 1, 2008. Assumptions made in the valuation of stock option awards under this column are discussed in Viad’s 2010 Annual Report on Form 10-K, filed March 4, 2011, in Note 2 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

[4]	The amounts shown represent incentive cash awards under the 2008, 2009 and 2010 Management Incentive Plans, pursuant to the 2007 Viad Corp Omnibus Incentive Plan. Performance targets for 2010 were attained at 100% of target for Viad corporate and at 175% of target for Viad’s Travel & Recreation Group. Performance targets for 2009 were attained at 99.4% of target for Brewster and at 0% of target for Viad corporate. Performance targets for 2008 were attained at 137.3% of target for Viad corporate. Performance targets were not met for Brewster in 2008 and no bonus was paid.

[5]	The amounts shown represent the year-over-year change in actuarial present value of the SERP and Brewster’s pension plan. For 2010, the year-over-year change from 2009 to 2010 was $417,269 for Mr. Dykstra, $26,374 for Ms. Ingersoll, $102,567 for Mr. Sayre, $22,638 for Mr. Hannan and $0 for Mr. Kuczynski. For 2009, the year-over-year change from 2008 to 2009 was $590,692 for Mr. Dykstra, $33,619 for Ms. Ingersoll, $198,133 for Mr. Sayre, $14,848 for Mr. Hannan and $0 for Mr. Kuczynski. For 2008, the year-over-year change from 2007 to 2008 was $181,089 for Mr. Dykstra, $2,761 for Ms. Ingersoll, $722 for Mr. Hannan and $0 for Messrs. Kuczynski and Sayre. In connection with the spin-off of MoneyGram International, Inc. on June 30, 2004, liabilities associated with these SERP obligations are the responsibility of MoneyGram. The amounts shown also reflect above-market earnings of $119, $258, and $222 in 2010, 2009, and 2008, respectively, on Mr. Dykstra’s benefits under the Viad Corp Deferred Compensation Plan, and above-market earnings on the Supplemental 401(k) Plan of $237 for Mr. Dykstra, $43 for Ms. Ingersoll, $13 for Mr. Sayre and $3 for Mr. Kuczynski in 2010; $442 for Mr. Dykstra, $85 for Ms. Ingersoll, and $22 for Mr. Sayre in 2009; and $365 for Mr. Dykstra, $75 for Ms. Ingersoll, and $13 for Mr. Sayre in 2008. The term “above-market earnings” represents an earning rate that exceeds 120% of the applicable federal long-term rate (as prescribed under the Internal Revenue Code Section 1274(d)).

[6]	The aggregate incremental cost of perquisites is the actual cost incurred by Viad as a result of providing such items.

[7]	Mr. Dykstra’s perquisites and other personal benefits for 2010 include: executive life insurance; executive medical coverage; accidental death and dismemberment insurance; office parking; tax planning and financial counseling services; annual executive physical examination; club membership; airline club memberships; social club dues; home security system; and Company-provided vehicle and auto-related expenses. The amount reported for 2010 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $25,000; a lump-sum payment of $128,000 for the period from January 1, 2010 through December 31, 2010 in lieu of the Company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $8,019 for tax planning and financial counseling services and $1,200 for executive medical coverage.

[8]	Mr. Hannan took office as President of Brewster Inc. on December 1, 2008, and took on additional responsibilities as Group President-Travel & Recreation Group in 2009. He is a Canadian citizen and resident. His 2010 base salary and all other compensation for 2010 shown in this Table were converted into U.S. dollars at the rate of 0.9638 to 1. Mr. Hannan’s 2009 base salary was converted into U.S. dollars at the rate of 0.8791 to 1. His 2010 award under the 2010 Management Incentive Plan was converted on the date of payment at a rate of 1.014 to 1. His 2009 award under the 2009 Management Incentive Plan was converted on the date of payment at a rate of 0.9897 to 1. All stock unit awards were originated in U.S. dollars and did not require conversion.

[9]	Mr. Hannan’s perquisites and other personal benefits for 2010 include: executive medical coverage; financial counseling; executive marketing club membership; a Company-provided vehicle and auto-related expenses; and a home security system. The amount reported for 2010 includes: the perquisites and other personal benefits listed in the prior sentence; dividend equivalents on unvested restricted stock units and performance-based restricted stock units; and a tax gross-up of $1,417 for executive medical coverage.

[10]	Ms. Ingersoll’s perquisites and other personal benefits for 2010 include: executive medical coverage; accidental death and dismemberment insurance; annual executive physical examination; office parking; and tax planning and financial counseling services. The amount reported for 2010 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $13,920; a lump-sum payment of $54,000 for the period from January 1, 2010 through December 31, 2010 in lieu of the Company accruing pension benefits for Schedule B participants of the SERP, such amount being equal to the accrued benefit calculated for that period, plus a tax gross-up; and tax gross-ups of $5,679 for tax planning and financial counseling services, and $1,857 for executive medical coverage.

[11]	Mr. Sayre’s perquisites and other personal benefits for 2010 include: executive medical coverage; accidental death and dismemberment insurance; office parking; tax planning and financial counseling services; annual executive physical examination; and health club membership. The amount reported for 2010 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan of $12,120; and tax gross-ups of $5,617 for tax planning and financial counseling services and $295 for executive medical coverage.

[12]	Mr. Kuczynski’s perquisites and other personal benefits for 2010 include: executive medical coverage; accidental death and dismemberment insurance; and tax planning and financial counseling services. The amount reported for 2010 includes: the perquisites and other personal benefits listed in the prior sentence; dividends on unvested restricted stock; matching contributions under the 401(k) Plan and Supplemental 401(k) Plan of $12,000; and tax gross-ups of $5,468 for tax planning and financial counseling services, and $2,177 for executive medical coverage.

Grants of Plan-Based Awards

The table below supplements the disclosure in the Summary Compensation Table on plan-based awards. The table provides, by grant date, the estimated future payouts for awards granted in 2010 under equity incentive and non-equity incentive plans, and the number of shares or units underlying awards granted in 2010 that have been paid out. All awards in 2010 were granted pursuant to the 2007 Viad Corp Omnibus Incentive Plan.

								All	All Other
								Other	Option
								Stock	Awards:	Exercise	Grant
								Awards:	Number	or	Date
		Estimated Future Payouts			Estimated Future Payouts			Number	of	Base	Fair Value
		Under Non-Equity			Under Equity Incentive Plan			of	Securities	Price	of Stock
		Incentive Plan Awards[3]			Awards[4]			Shares	Under-	of	and
		Thresh-		Maxi-	Thresh-		Maxi-	of Stock	lying	Option	Options
	Grant	old	Target	mum	old	Target	mum	or Units	Options	Awards	Awards
Name[1]	Date[2]	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)[5]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

P. Dykstra		90,000	500,000	875,000
RS	2/24				28,100	28,100	28,100	--	--	--	539,520
Options	2/24				92,000	92,000	92,000	--	--	19.20	540,040
E. Ingersoll		34,500	191,400	335,000
RS	2/24				12,400	12,400	12,400	--	--	--	238,080
Options	2/24				40,500	40,500	40,500	--	--	19.20	237,735
S. Sayre		27,300	151,500	265,100
RS	2/24				7,800	7,800	7,800	--	--	--	149,760
Options	2/24				25,600	25,600	25,600	--	--	19.20	150,272
M. Hannan[6]		30,116	167,310	292,843
RSU	2/24				4,600	4,600	4,600	--	--	--	88,320
Options	2/24				14,900	14,900	14,900	--	--	19.20	87,463
T. Kuczynski		27,000	150,000	262,500
RS	2/24				4,900	4,900	4,900	--	--	--	94,080
Options	2/24				16,200	16,200	16,200	--	--	19.20	95,094

[1]	“RS” represents awards of restricted stock. “RSU” represents awards of restricted stock units.

[2]	Grant dates shown occurred in 2010.

[3]	The amounts shown in column (d) above reflect the possible payment if performance measures are achieved at target level under the 2010 Management Incentive Plan. The amounts shown in column (c) above reflect the possible minimum payment level under the 2010 Management Incentive Plan which is 18% of target. The amounts shown in column (e) are 175% of the target amount shown in column (d). Actual payout results are reflected in the Summary Compensation Table at column (g) (“Non-Equity Incentive Plan Compensation”). No additional payment under the 2010 Management Incentive Plan will be made for the 2010 performance period.

[4]	The three columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” present the estimated threshold, target and maximum payouts as of the grant date for all 2010 equity grants of restricted stock, restricted stock units and stock options to the named executive officers.

[5]	The grant date fair value of the restricted stock and restricted stock unit awards granted on February 24, 2010, was $19.20 per share or unit. The actual value realized by the named executive officer for the 2010 restricted stock, restricted stock unit and stock option awards will not be determined until the time of vesting.

[6]	The estimated future payouts for Mr. Hannan for an award under the 2010 Management Incentive Plan have been converted from Canadian dollars to U.S. dollars at a rate of 1.014 to 1, as shown in columns (c) – (e) of the table.

Employment Agreements

Mr. Dykstra is employed pursuant to an employment agreement dated May 15, 2007. He is the only named executive officer with an employment agreement. Mr. Dykstra’s agreement provides for an initial two-year employment term and thereafter on each anniversary date of the agreement the remaining one-year term is increased by an additional one-year period, unless the HR Committee provides notice of its intent not to extend the employment period. The agreement provides for an initial annual base salary of $600,000. Mr. Dykstra’s annual base salary is reviewed at least annually by the HR Committee, which may in its sole discretion recommend an increase to the annual base salary, subject to approval by the Board. Effective April 1, 2008, his annual base salary was $625,000, and he did not receive an increase in salary in 2009 or 2010 as the base salaries of the named executive officers were frozen in light of economic conditions. The agreement also provides that Mr. Dykstra is entitled to participate in all bonus and long-term incentive compensation plans and programs and other fringe benefit programs offered to other senior executives of Viad in accordance with the terms of such plans and programs. Further, he is entitled to participate in all savings, retirement, medical and other welfare benefit plans to the same extent as other senior executives of Viad. His perquisites and other personal benefits include executive medical coverage; executive life insurance; accidental death and dismemberment insurance coverage; office parking; tax planning and financial counseling services; annual executive physical examination; dues for health club, country club, airline club and social club; Company-provided vehicle and auto-related expenses, and home security system. Additional information regarding the terms of Mr. Dykstra’s employment agreement is provided in the “Post-Termination Compensation and Benefits” subsection of the “Compensation Discussion and Analysis” section and in the “Potential Payment Upon Employment Termination or Change of Control” section of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

The table below includes all outstanding options and unvested stock awards of the named executive officers as of December 31, 2010, including awards subject to performance conditions.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:			Number	Market	Unearned	Unearned
	Number of	Number of	Number of			of Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That Have	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have Not	That Have	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	(#)[1]	(#)[2]	(#)[2]	($)[3]	Date	(#)	($)[4]	(#)	($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

P. Dykstra
Viad
03/26/2002	6,850			26.07	03/26/2012
02/19/2003	4,412			19.57	02/19/2013
02/24/2010			92,000	19.20	02/24/2020
RS/PBRS[5]				N/A	N/A	75,166	1,914,478	--	--
PUP[6]				N/A	N/A	--	--	18,000	458,500
MoneyGram[7]
02/15/2001	20,500			19.19	02/15/2011
03/26/2002	27,400			20.80	03/26/2012
02/19/2003	27,400			15.62	02/19/2013
02/18/2004	21,900			19.32	02/18/2011
E. Ingersoll
Viad
03/26/2002	3,200			26.07	03/26/2012
02/19/2003	7,499			19.57	02/19/2013
02/18/2004	6,000			24.22	02/18/2011
02/24/2010			40,500	19.20	02/24/2020
RS/PBRS[5]				N/A	N/A	35,666	908,413	--	--
PUP[6]				N/A	N/A	--	--	9,200	234,300
MoneyGram[7]
03/26/2002	8,800			20.80	03/26/2012
02/19/2003	30,000			15.62	02/19/2013
02/18/2004	24,000			19.32	02/18/2011
T. Kuczynski
Viad
02/24/2010			16,200	19.20	02/24/2020
RS/PBRS[5]						13,000	331,110	--	--
PUP[6]						--	--	3,000	76,400
M. Hannan
Viad
12/01/2008	4,000		6,000	24.90	12/01/2015
02/24/2010			14,900	19.20	02/24/2020
Units[5]				N/A	N/A	11,682	297,541	--	--

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan Awards:			Number	Market	Unearned	Unearned
	Number of	Number of	Number of			of Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		That Have	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have Not	That Have	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	(#)[1]	(#)[2]	(#)[2]	($)[3]	Date	(#)	($)[4]	(#)	($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

S. Sayre
Viad
02/15/2001	3,406			24.05	02/15/2011
11/15/2001	6,750			19.65	11/15/2011
03/26/2002	4,575			26.07	03/26/2012
02/19/2003	4,849			19.57	02/19/2013
02/18/2004	3,875			24.22	02/18/2011
02/24/2010			25,600	19.20	02/24/2020
RS/PBRS[5]				N/A	N/A	21,833	556,087	--	--
PUP[6]				N/A	N/A	--	--	6,000	152,800
MoneyGram[7]
02/15/2001	13,625			19.19	02/15/2011
11/15/2001	27,000			15.68	11/15/2011
03/26/2002	18,300			20.80	03/26/2012
02/19/2003	19,400			15.62	02/19/2013
02/18/2004	15,500			19.32	02/18/2011

[1]	Viad stock option awards for the named executive officers included a combination of incentive stock options and non-qualified stock options for all grants, except Mr. Hannan’s grants are in the form of non-qualified stock options due to Canadian tax considerations, and Messrs. Dykstra and Sayre received non-qualified stock options only for the grant on 11/15/2001. All MoneyGram awards are non-qualified stock options. See Footnote 7 below for a discussion about MoneyGram.

[2]	The stock options granted in 2001 and 2002 have a ten-year term and vested in two equal annual installments, beginning one year from the date of grant. The stock options granted in 2003 and 2010 have a ten-year term and vested or will vest in three equal annual installments beginning one year after the date of grant and ending three years after the date of grant. All other stock options have a seven-year term and vest in five equal annual installments beginning one year from the date of grant and ending five years after the date of grant.

[3]	The exercise price of Viad stock options is equal to the average of the high and low selling prices of Viad’s common stock on the NYSE on the grant date. Effective with the 2010 grant of stock options, the exercise price is the closing selling price of Viad’s common stock on the grant date. See Footnote 7 below for a discussion regarding the treatment of stock options in connection with the MoneyGram spin-off.

[4]	For columns (h) and (j), the market value of shares or units was computed by multiplying the number of shares or units by $25.47, the closing market price of Viad’s common stock at December 31, 2010.

[5]	“RS/PBRS” refers to restricted stock and performance-based restricted stock. “Units” refers to restricted stock units and performance-based restricted stock units.

[6]	“PUP” refers to performance units. The number of performance units and dollar value of those units, as reflected in column (i) and column (j), respectively, was as of December 31, 2010; however, no payout for any of the performance units will be made, as the HR Committee in February 2011, determined that achievement of performance targets was not met. Accordingly, the dollar value reported in column (j) for performance units was not realized by the executive officer.

[7]	Listed under the “MoneyGram” heading are non-qualified stock options of MoneyGram, granted to the executive officer prior to Viad’s spin-off of MoneyGram in June 2004. Viad distributed all of the shares of MoneyGram common stock as a dividend on Viad’s common stock on the date of the spin-off. Stock option awards were adjusted in connection with the spin-off. Each option to purchase shares of Viad’s common stock was converted to consist of an adjusted option to purchase the same number of shares of MoneyGram common stock as before the spin-off, and an option to purchase one-fourth the number of shares of Viad’s common stock as before the spin-off due to the one-for-four reverse stock split of Viad’s common stock that occurred in connection with the spin-off. The conversion resulted in two options with a combined intrinsic value equal to the intrinsic value of the Viad option (with an exercise price of the high and low selling prices of Viad’s common stock on the grant date) before taking into account the effect of the spin-off and reverse stock split. The terms and conditions of the options are generally the same as those of the pre-spin Viad stock options.

Option Exercises and Stock Vested Table

For the named executive officers, the table below lists stock options exercised in 2010, and restricted stock (or units) and performance-based restricted stock (or units), which vested during 2010.

	Option Awards		Stock Awards
	Number of	Value	Number of Shares
	Shares Acquired	Realized	Acquired on	Value Realized
	on Exercise	on Exercise[1]	Vesting	on Vesting[2]
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

P. Dykstra
RS/PBRS[3]	--	--	18,800	376,484
Stock Options	14,600	9,060	--	--
E. Ingersoll
RS/PBRS[3]	--	--	9,600	192,453
S. Sayre
RS/PBRS[3]	--	--	6,433	129,255
M. Hannan
PBRSU[4]	--	--	1,091	20,794
T. Kuczynski
PBRS[3]	--	--	900	18,950

[1]	The value realized is calculated by taking the difference between the exercise price and the fair market value of the stock times the number of options exercised. Effective with the 2010 grant of stock options, the exercise price is the closing selling price of Viad’s common stock on the grant date. Previously the exercise price was the average of the high and low selling price of Viad’s common stock on the date of grant. The fair market value of an exercised option is the closing selling price of Viad’s common stock on the date of exercise.

[2]	The value realized upon the vesting of RS/PBRS and Mr. Hannan’s PBRSU is the closing selling price of Viad’s common stock on the date of vesting times the number of shares (or units) vesting.

[3]	“RS” is an abbreviation for restricted stock and “PBRS” is an abbreviation for performance-based restricted stock.

[4]	“PBRSU” is an abbreviation for performance-based restricted stock units.

Pension Benefits Table

The table below provides the present value of the accumulated benefits of the named executive officers, who receive benefits under a pension plan of Viad or its subsidiaries. The liability related to the payment of benefits under Viad’s SERP, as disclosed in the table below, was assumed by MoneyGram in connection with the spin-off of MoneyGram by Viad in June 2004.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)[4]	Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

P. Dykstra[1]	SERP	20.340	2,097,998	--
E. Ingersoll[1]	SERP	2.439	130,835	--
S. Sayre[1,3]	SERP	24.721	1,839,140	--
M. Hannan[2]	Retirement Plan for Management Employee of Brewster Inc.	2.0833	38,231	--

[1]	Messrs. Dykstra and Sayre and Ms. Ingersoll participate in the SERP, which provides retirement benefits based on final average earnings, which is the five-year average of the last 60 months of annual base salary plus 50% of the annual incentive compensation for the five calendar years in which they were highest. Once commenced, the full benefit is payable for the life of the executive. Upon the executive’s death, 50% of the benefit is payable for the life of the surviving spouse, if applicable. These three executives are entitled to a pension benefit at age 60 equal to A + (B x C) − D, where:

A = (1.15% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings)

+

(0.55% x Years of service from 1/1/1998 through 6/30/2004 x Final average earnings in excess of the covered compensation breakpoint);

B = (1.834% x Years of service prior to 1998 x Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation)

-

(1.667% x Years of service prior to 1998 x Primary Social Security benefit);

C = (Final average earnings) / (Final average earnings as of 12/31/1997 using 100% of the annual incentive compensation); and

D = Annual benefit from the MoneyGram Pension Plan and the Travelers Express Company, Inc. Supplemental Pension Plan, if applicable.

[2]	Under the Retirement Plan for Management Employees of Brewster Inc., the annual pension payable to Mr. Hannan, assuming a normal retirement date, is equal to 2% of his highest average earnings for each year of credited service. “Highest average earnings” are defined as the average of the highest annual earnings in any three (3) calendar years of credited service. The maximum pension payable to Mr. Hannan cannot exceed the dollar limits permitted under the Income Tax Act of Canada.

[3]	Mr. Sayre is eligible for early retirement benefits under the SERP and has been eligible since age 55.

[4]	Assumptions made in quantifying the present value of the current accrued benefit under this column (d) are discussed in Viad’s 2010 Annual Report on Form 10-K, filed March 4, 2011, in Note 15 of Notes to Consolidated Financial Statements, and are incorporated herein by reference.

Non-qualified Deferred Compensation Table

The following table provides the amounts contributed to a non-qualified deferred compensation plan during 2010.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year End
Name	($)[1]	($)[2]	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

P. Dykstra
Supplemental 401(k) Plan	27,250	15,200	22,077	--	428,449
VCDCP[3]	--	--	11,090	--	196,165
E. Ingersoll
Supplemental 401(k) Plan	--	4,120	4,010	--	75,875
M. Hannan[4]	--	--	--	--	--
S. Sayre
Supplemental 401(k) Plan	2,240	2,320	1,230	--	26,490
T. Kuczynski
Supplemental 401(k) Plan	1,500	2,200	288	--	8,701

[1]	These amounts are contributed by the executive out of his or her annual base salary. Such contributions are reported as compensation in the Summary Compensation Table under column (c) (“Salary”).

[2]	The Company’s matching contribution under the Supplemental 401(k) Plan is the same as provided under the 401(k) Plan generally available to all employees, which is a 100% match of the first 3% of annual base salary contributed by the executive officer and 50% of the next 2% of annual base salary contributed by the executive officer. Matching contributions are reported as compensation in the Summary Compensation Table under column (i) (“All Other Compensation”).

[3]	“VCDCP” is an abbreviation for the Viad Corp Deferred Compensation Plan. In connection with the freeze of the VCDCP in 2004, all participants in the VCDCP received lump-sum distributions of their total deferred compensation accounts, except Global Experience Specialists, Inc. (“GES”) maintains deferrals as its obligation for participating employees and former employees of GES and Viad’s former operating unit, Exhibitgroup/Giltspur (whose assets and liabilities were transferred to GES on December 31, 2009), pending distribution in accordance with the terms of the VCDCP. No new deferrals have been permitted since 2004. Mr. Dykstra’s deferred amount under VCDCP reflects interest accrued in 2010 on deferrals made prior to 2004 while he was employed by GES.

[4]	Viad’s Supplemental 401(k) program is a U.S. based retirement program and Mr. Hannan is a Canadian citizen and resident, and thus not eligible.

Potential Payment Upon Employment Termination or Change of Control

Certain termination events will trigger post-termination payments and benefits for the named executive officers. Each termination event and the amount that could be payable to the executive officers under each termination event is provided in the tables below, assuming a qualifying termination date of December 31, 2010 with a closing price of $25.47 per share for Viad’s common stock, except where specifically indicated below.

Retirement

Upon normal or early retirement, executives would receive ownership of the restricted stock, restricted stock units, earned performance-based restricted stock, earned performance-based restricted stock units, and earned performance units awarded to them upon the lapse of the vesting period on a pro-rata basis (percentage of time from the grant date to the retirement date), except that executives who have reached the age of 60 at the time of retirement and retire at least 2 years (or 18 months in the case of earned performance units) from the date of the grant would receive full ownership (not pro-rated) upon lapse of the vesting period. Stock options not yet exercisable would fully vest upon retirement (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive may exercise the option rights within a five-year period following the retirement date. Executives would receive, under the Management Incentive Plan, an accrued annual incentive bonus, if earned, on a pro-rata basis. Mr. Dykstra is entitled to the same benefits upon retirement pursuant to the terms of his employment contract. In addition, he will be provided with an office and secretarial support for five years following retirement.

The table below shows the cash amount and the value of the equity that could be received by Mr. Sayre upon retirement (the only named executive officer eligible to receive retirement benefits), assuming a qualifying termination date of December 31, 2010. Mr. Sayre intends to retire in mid-2011. Eligibility for normal retirement is age 65 and for early retirement is age 55. This amount does not include retirement income. Further disclosures regarding retirement income and benefits are provided under the

“Retirement Income and Savings Plans” subsection of the “Compensation Discussion and Analysis” section and in the “Pension Benefits Table” section of this proxy statement.

Estimated Benefits in the Event of Retirement
In Dollars ($)

	Restricted	Performance - Based	Performance	Annual Incentive
	Stock	Restricted Stock	Units	Cash Bonus	Total Benefits

S. Sayre	376,956	46,687	--	151,500	575,143

Change of Control and Change of Control Severance

Viad’s Executive Severance Plan (Tier I) provides each of the named executive officers with severance benefits if the executive’s employment is terminated by Viad without cause or by the executive for good reason (as those terms are defined in the plan) within 36 months after a change of control of Viad, or by the executive for any reason (other than for good reason, death, disability or retirement) during a 30-day window period beginning on the first anniversary of a change of control of Viad. Under those circumstances, the executive would receive from Viad a lump-sum payment, as severance compensation, equal to a multiple of the following sum:

•	The executive’s highest annual salary; plus

•	The executive’s target cash bonus under the Management Incentive Plan for the fiscal year in which the change of control occurs.

The multiple, in the case of termination by Viad without cause or the executive’s termination for good reason, will equal the product of three times a fraction, the numerator of which is 36 minus the number of full months the executive was employed following a change of control and the denominator of which is 36. In the case of the executive’s voluntary termination during the window period, the multiple will be two.

The first table below shows the cash amount and the value of equity and other benefits that could be received in the case of an executive’s termination without cause or the executive’s voluntary termination for good reason under a change of control, assuming that the executive had a qualifying termination date of December 31, 2010. The second table below shows the amount payable and the value of equity and other benefits upon the executive’s voluntary termination during the window period after a change of control, assuming the same termination date.

Estimated Benefits in the Event of a Change of Control with Involuntary/Without Cause or Voluntary/Good Reason Termination
In Dollars ($)

						Aggregate
	P. Dykstra	E. Ingersoll	S. Sayre	M. Hannan[1]	T. Kuczynski	Payments

Cash Severance Payment[2]	3,375,000	1,618,200	1,363,500	1,345,896	1,350,000	9,052,596
Annual Incentive Cash Bonus[3,6]	500,000	191,400	151,500	292,843	150,000	1,285,743
Stock Options[3,5]	576,840	253,935	160,512	96,873	101,574	1,189,734
Restricted Stock (or Units)[4,6]	1,775,259	837,963	509,400	241,965	308,187	3,672,774
PBRS (or Units)[4,6]	139,219	70,450	46,687	55,576	22,923	334,855
Performance Units[5,6]	458,500	234,300	152,800	--	76,400	922,000
Incremental Pension Benefit[7]	194,455	2,983	37,574	--	--	235,012
Welfare Benefits and Perquisites[8]	136,979	82,911	67,979	51,502	89,403	428,774
Outplacement Services	30,000	30,000	30,000	30,000	30,000	150,000
Estimated Excise Tax and Gross-Up9	--	--	--	--	785,723	785,723

Totals	7,186,252	3,322,142	2,519,952	2,114,655	2,914,210	18,057,211

[1]	Mr. Hannan’s estimated benefits were converted from Canadian dollars to U.S. dollars at a rate of 0.96 to 1, except that the Canadian exchange rate of 1.014 was used for his annual incentive cash bonus as this was the rate on the date of payout.

[2]	Discussed in the paragraphs above this table.

[3]	If there is a change of control, regardless of whether there is a termination of employment in connection therewith, each of the named executive officers would be entitled to receive a pro-rata portion of the annual cash incentive granted under the Management Incentive Plan, calculated on the basis of achievement of performance measures through the date of the change of control.

[4]	Immediate full vesting of equity grants will occur, and the executive will have the ability to surrender options for cash. The vesting of the restricted stock, restricted stock units, performance-based restricted stock (“PBRS”) and performance-based restricted stock units would occur, and the cash amount for the granted performance units and annual incentive cash bonus would be paid to the executive, upon a change of control whether or not the named executive officer were terminated in connection with the change of control.

[5]	If there is a change of control, regardless of whether there is a termination of employment in connection therewith, each of the named executive officers would be entitled to receive a cash payment for performance units granted under the Performance Unit Plan, calculated as if each of the pre-defined targets were met at 100%, and pro-rated from the date of the grant to the date of the change of control.

[6]	If the payouts and vesting were to occur upon the change of control, then the performance units and the annual cash incentive would not be paid out again and no additional vesting of the restricted stock, restricted stock units, performance-based restricted stock and performance-based restricted stock units would occur in the event of an employment termination in connection with a change of control.

[7]	The Executive Severance Plan also provides a special retirement benefit to executives in the form of an additional benefit accrual under the SERP determined as if the executive continued employment during the severance period with the severance compensation included in his or her final average compensation as defined by the SERP. Benefits under the MoneyGram Pension Plan were frozen as of December 31, 2003 and would not be affected by a change of control. This special retirement benefit applies to all named executive officers, except Messrs. Hannan and Kuczynski.

[8]	The executive receives continued welfare benefits coverage for the severance period of (i) three years times a fraction, the numerator of which is 36 minus the number of full months from the date of the change of control through the last day of the executive’s employment, and the denominator of which is 36 months, in the case of Viad’s termination without cause or the executive’s termination for good reason; or (ii) two years in the case of the executive’s voluntary termination during the window period; except that such benefits would terminate upon the executive’s death or normal retirement date of 65, whichever occurs first.

[9]	The Executive Severance Plan also provides a payment to the executive (and tax gross-up) to make the executive whole for any excise taxes on change of control payments, and for payment of any legal fees incurred by the executive to enforce his or her rights under this Plan. Excise tax payments occur when the benefit paid to an executive is in excess of a fixed multiple of the executive’s five year average total taxable compensation. Such a scenario is most likely to occur when an executive has less than five years of service with the Company.

Estimated Benefits in the Event of a Change of Control with Voluntary Termination During Window1
In Dollars ($)

						Aggregate
	P. Dykstra	E. Ingersoll	S. Sayre	M. Hannan	T. Kuczynski	Payments

Cash Severance Payment	2,250,000	1,078,800	909,000	897,264	900,000	6,035,064
Annual Incentive Cash Bonus	500,000	191,400	151,500	292,843	150,000	1,285,743
Stock Options	576,840	253,935	160,512	96,873	101,574	1,189,734
Restricted Stock (or Units)	1,775,259	837,963	509,400	241,965	308,187	3,672,774
PBRS (or Units)	139,219	70,450	46,687	55,576	22,923	334,855
Performance Units	458,500	234,300	152,800	--	76,400	922,000
Incremental Pension Benefit	59,160	1,319	18,882	--	--	79,361
Welfare Benefits and Perquisites	91,320	55,274	45,320	34,334	59,602	285,850
Outplacement	30,000	30,000	30,000	30,000	30,000	150,000
Estimated Excise Tax and Gross-Up	--	--	--	--	526,721	526,721

Total	5,880,298	2,753,441	2,024,101	1,648,855	2,175,407	14,482,102

[1]	See the footnotes in the first table of this section for an explanation of the benefits.

Involuntary Termination Not For Cause

The following table shows the cash amount and values of equity awards and other benefits that could be received by the named executive officers in the event Viad terminates employment without cause (not for death, disability or cause), assuming that the executive had a qualifying termination date of December 31, 2010.

Estimated Benefits in the Event of Involuntary Termination Not For Cause
In Dollars ($)

						Aggregate
	P. Dykstra[1]	E. Ingersoll[2]	S. Sayre[2]	M. Hannan[2,3]	T. Kuczynski[2]	Payments

Cash Severance Payment	1,250,000	261,000	303,000	144,000	150,000	2,108,000
Annual Incentive Cash Bonus	500,000	191,400	151,500	292,843	150,000	1,285,743
Stock Options	--	--	--	--	--	--
Restricted Stock (or Units)	1,043,421	837,963	509,400	241,965	308,187	2,940,936
PBRS (or Units)	139,219	70,450	46,687	26,746	22,923	306,025
Performance Units	--	--	--	--	--	--
Welfare Benefits	62,500	34,800	30,300	28,800	30,000	186,400
Outplacement	30,000	30,000	30,000	30,000	30,000	150,000

Totals	3,025,140	1,425,613	1,070,887	764,354	691,110	6,977,104

[1]	Mr. Dykstra’s employment agreement provides that he will receive post-termination payments and benefits upon Viad’s termination of his employment without cause, including:

• Lump sum cash payment of the sum of (1) two times his then-current annual salary and (2) a pro-rata portion of his then-current target cash bonus under the Management Incentive Plan;

• Vesting of his unvested options and restricted stock awards upon expiration of the vesting period, each on a pro-rata basis;

• Vesting of earned performance-based restricted stock and earned performance units upon expiration of the performance period, each on a pro-rata basis;

• Outplacement services; and

• Continued participation in employee health and welfare benefit plans for two years.

Such payments and benefits would be in lieu of all other severance that might be payable to Mr. Dykstra under any Viad severance policies or under the terms of the stock option agreement or other incentive stock award agreements.

[2]	The executive will receive outplacement services and full ownership of restricted stock, restricted stock units, earned performance-based restricted stock, earned performance-based restricted stock units, and earned performance units upon lapse of the vesting or performance period. In February 2007, the Board adopted, upon recommendation of the HR Committee, a severance arrangement for executive officers of Viad, which codified Viad’s historical, discretionary practice to provide severance cash payments for Viad’s termination of an executive officer without cause (not for death, disability or cause). Under the Executive Officer Continuation of Pay Policy, executives with less than seven years of service with Viad would receive six months of salary, while executive officers with seven or more years of service with Viad may receive up to one year’s salary. Executive officers would receive continued health and welfare benefits during the severance period and a pro-rata annual cash incentive award under the Management Incentive Plan for the calendar year in which they were last employed, if earned. No payment, however, would be made under the Executive Officer Continuation of Pay Policy unless the executive officer executes a general release containing a release of all claims against Viad, a covenant not to sue, a non-competition covenant and a non-disparagement agreement, in form and substance satisfactory to Viad. The terms of any written agreement relating to severance payment upon termination of an executive officer without cause that is approved by the Board will supersede the policy, and exceptions to the policy may be made if recommended by the CEO of Viad and approved by the HR Committee.

[3]	Mr. Hannan’s estimated benefits were converted from Canadian dollars to U.S. dollars at a rate of 0.96 to 1, except that the Canadian exchange rate of 1.014 was used for his annual incentive cash bonus as this was the rate on the date of payout.

Voluntary Termination for Good Reason

Mr. Dykstra’s employment agreement provides for post-termination payments upon his voluntary termination of employment for “Good Reason.” Upon employment termination, Mr. Dykstra will receive the same payments and benefits described above under the “Involuntary Termination Not For Cause” subsection, and such payment would be in lieu of all other severance that might be payable to Mr. Dykstra under any Viad severance policies or under the terms of the stock option agreement or other incentive stock award agreement. A “Good Reason” condition includes any of the following, provided it occurs without Mr. Dykstra’s consent:

•	Material reduction or change in Mr. Dykstra’s authority, duties, or responsibilities;

•	Material reduction in his annual base salary, unless made as part of an across-the-board reduction of annual base salary for other executive officers of Viad under the direction of the Board;

•	Office relocation requiring an increased commute of more than fifty miles;

•	Material breach of employment agreement by Viad; or

•	Successor to Viad fails to assume Viad’s obligations under the employment agreement.

Mr. Dykstra’s employment agreement requires notice to be provided to Viad within ninety days of the Good Reason condition and provides Viad with an opportunity to remedy the situation. If the situation is remedied within thirty days of the notice, then the post-termination payments described in this section would not be made to Mr. Dykstra.

Death or Disability

The following table shows the cash amount and the value of equity that could be received by a named executive officer in the event of employment termination due to disability, or by the named executive officer’s estate in the event of employment termination due to death, assuming that the executive had a qualifying termination date of December 31, 2010.

Estimated Benefit in the Event of Death or Disability
In Dollars ($)

						Aggregate
	P. Dykstra	E. Ingersoll	S. Sayre	M. Hannan[1]	T. Kuczynski	Payments

Annual Incentive Cash Bonus[2]	500,000	191,400	151,500	292,843	150,000	1,285,743
Stock Options[3]	--	--	--	--	--	--
Restricted Stock (or Units)[4]	1,043,421	837,963	509,400	241,965	308,187	2,940,936
PBRS (or Units)[4]	139,219	70,450	46,687	26,746	22,923	306,025
Performance Units[4]	--	--	--	--	--	--

Totals	1,682,640	1,099,813	707,587	561,554	481,110	4,532,704

[1]	Mr. Hannan’s estimated benefits were converted from Canadian dollars to U.S. dollars at a rate of 0.96 to 1, except that the Canadian exchange rate of 1.014 was used for his annual incentive cash bonus as this was the rate on the date of payout.

[2]	The Management Incentive Plan provides that the named executive officers will be entitled to receive the accrued cash incentive payment, if earned, pro-rated to the date of employment termination.

[3]	Stock options, if not exercisable, will fully vest upon the date of death or disability (or six months and one day thereafter in the event the termination date occurs within six months of the grant date) and the executive (or personal representative) may exercise the option rights within three years following the date of disability or 12 months following the date of death.

[4]	The named executive officers will receive full ownership of restricted stock (or units), earned performance-based restricted stock (or units), and earned performance units upon lapse of the vesting or performance period.

Forfeiture and Reimbursement Provisions – Non-Compete, Non-Solicitation, Non-Disparagement

If an executive competes with Viad within two years of employment termination in the case of awards made prior to 2010, and 18 months of employment termination in the case of awards made in or after 2010, the following compensation will be subject to forfeiture and reimbursement (i.e., “clawback” provisions):

•	awards of restricted stock, restricted stock units, performance-based restricted stock, performance-based restricted stock units and performance units granted in the last two years of employment;

•	all cash bonuses paid during the last 12 months of employment for awards made prior to 2010, and 18 months for awards made in or after 2010;

•	outstanding, vested but not exercised, stock options; and

•	any gain (without regard to tax effects) realized from the exercise of an option subject to the forfeiture and reimbursement provisions.

The forfeiture and reimbursement provisions also relate to violations of certain restrictions on competitive activities following employment termination. The annual incentive compensation and long-term incentive compensation awards in 2010 (including awards of restricted stock, restricted stock units, performance-based restricted stock, and performance-based restricted stock units) also provide Viad with the right to stop the executive, through a court-ordered injunction, from working for competitors and soliciting customers and employees following employment termination. Viad also may seek monetary damages for such activities.

The “Compensation Discussion and Analysis” section of this proxy statement describes additional forfeiture and reimbursement provisions under the annual incentive and long-term compensation plans and programs for an executive’s misconduct or disparagement of Viad.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2010, with respect to shares of Viad’s common stock that may be issued under existing equity compensation plans. The category “Equity Compensation Plans Approved by Security Holders” in the

table below consists of the 2007 Viad Corp Omnibus Incentive Plan, which was approved by Viad’s shareholders at the 2007 Annual Meeting of Shareholders on May 15, 2007.

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price ($)	under equity
	outstanding	of outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))[1]
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
2007 Viad Corp Omnibus Incentive Plan (“2007 Plan”)	314,700	20.49	1,023,024
1997 Viad Corp Omnibus Incentive Plan (“1997 Plan”)	475,656	25.35	--
Equity compensation plans not approved by security holders	--	--	--

Total	790,356	23.41	1,023,024

[1]	The 2007 Plan, with a ten-year life, provides for the following types of awards to officers, directors and certain other employees: (a) incentive and non-qualified stock options; (b) restricted stock and restricted stock units; (c) performance units or performance shares; (d) stock appreciation rights; (e) cash-based awards and (f) certain other stock-based awards. The number of shares of common stock available for grant under the 2007 Plan is limited to 1,700,000 shares plus shares awarded under the 1997 Plan, approved by shareholders, that subsequently cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent the shares are exercised for, or settled in, vested and non-forfeited shares) up to an aggregate maximum of 1,500,000 shares.

AUDIT COMMITTEE REPORT

The Committee

The Audit Committee of the Board is comprised solely of independent directors and was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditors’ qualifications and independence, (3) the performance of Viad’s internal audit function and independent auditors, and (4) the compliance by Viad with legal and regulatory requirements, including oversight of Viad’s Always Honestsm compliance and ethics program.

Meetings and Responsibilities

The Committee met eleven times in 2010. Committee members are also available to consult with management and with the Company’s independent auditors throughout the year. The Committee regularly meets in general and private sessions with management of Viad and with Viad’s internal auditors and external independent auditors. The Committee receives and discusses their reports and encourages open and detailed discussion of all matters related to responsibilities of the Committee.

Financial Statements Recommendation

The Committee recommended that the audited financial statements of Viad for 2010 be included in Viad’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2011. A copy of that report is included with your proxy materials. In connection with its recommendation, the Committee did the following:

•	Reviewed and discussed the audited financial statements of Viad with management;

•	Discussed with the independent auditors of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 114. That statement requires that the independent auditors communicate to the Committee matters related to the conduct of the audit such as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded; and

•	Received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of the independent auditors, and discussed with the independent auditors the independent auditors’ independence.

It is not the duty of the Committee to plan or conduct audits or to determine that Viad’s financial statements are complete or accurate and in accordance with generally accepted accounting principles. Those are the responsibilities of management and Viad’s independent auditors. In giving its recommendation to the Board of Directors that the audited financial statements of Viad for

2010 be included in Viad’s Annual Report on Form 10-K, the Committee relied on management’s representations and the report of Viad’s independent auditors with respect to the financial statements. A report of Viad’s management concerning management’s responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad’s independent auditors, are included in Viad’s Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of Viad.

Disclosure Controls and Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte & Touche LLP is responsible for expressing an opinion on the effectiveness of Viad’s internal control over financial reporting.

During 2010 and through the filing of Viad’s 2010 Annual Report on Form 10-K, management completed the documentation, testing and evaluation of Viad’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept informed of the progress of the evaluation during the process. The Committee received periodic updates provided by management and Deloitte & Touche LLP at Committee meetings. The Committee has discussed with Deloitte & Touche LLP the matters required under Auditing Standard No. 5 (“An Audit of Internal Control Over Financial Reporting That is Integrated With An Audit of Financial Statements”) of the Public Company Accounting Oversight Board.  That standard requires Viad’s independent auditors to report on their audit of Viad’s internal control over financial reporting performed in conjunction with their audit of Viad’s consolidated financial statements. At the conclusion of the process, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of Viad’s internal control over financial reporting. The Committee also reviewed the report of Deloitte & Touche LLP relating to its audit of the effectiveness of Viad’s internal control over financial reporting.

AUDIT COMMITTEE
Albert M. Teplin, Chairman
Wayne G. Allcott
Richard H. Dozer
Jess Hay
Robert E. Munzenrider

PROPOSAL 2:  RATIFICATION OF VIAD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accountants (independent auditors) for 2011, and the Board of Directors ratified the appointment. The following resolution concerning the appointment of Deloitte & Touche LLP as Viad’s independent auditors will be offered at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors of Viad Corp to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2011 is hereby ratified.

Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. Although the listing standards of the NYSE and the charter of the Audit Committee require Viad’s independent registered public accountants to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of the independent registered public accountants to be an important matter of shareholder concern and is submitting appointment of Deloitte & Touche LLP for ratification by shareholders as a matter of good corporate practice. No determination has been made as to what action the Audit Committee and Board would take if shareholders do not approve the appointment.

Viad anticipates that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Viad’s independent registered public accountants for 2011.

Fees and Services of Independent Registered Public Accountants

The following is a summary of the aggregate fees billed to Viad by its independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche LLP”) for professional services provided for the fiscal years ended December 31, 2009 and 2010.

Fee Category	2009 Fees ($)	2010 Fees ($)

Audit Fees[1]	1,765,500	1,705,500
Audit-Related Fees[2]	201,400	204,400
Tax Fees[3]	201,000	302,400
All Other Fees[4]	--	--

Total Fees	2,167,900	2,212,300

[1]	Audit Fees. Consists of fees billed for professional services provided for the audits of Viad’s financial statements for the fiscal years ended December 31, 2009 and 2010, and for review of the financial statements included in Viad’s quarterly reports on Form 10-Q for those fiscal years. Fees in 2009 and 2010 also were incurred in connection with the audit of Viad’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]	Audit-Related Fees. Consists of fees billed for services provided to Viad for audit-related services, which generally include fees for separate audits of employee benefit and pension plans, certain due diligence assistance and consultation, and ad hoc fees for consultation on financial accounting and reporting standards.

[3]	Tax Fees. Consists of fees billed for services provided to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.

[4]	All Other Fees. Consists of fees billed for all other services provided to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations. No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2009 and 2010.

None of the above-described professional services were approved by the Audit Committee in reliance on the de minimus exception to the pre-approval requirements under federal securities laws and regulations.

The Audit Committee’s written policy is to pre-approve all audit and permissible non-audit services provided by Viad’s independent registered public accountants, which is Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Any service incorporated within the engagement letter of the independent registered public accountants, which is approved by the Audit Committee, is deemed pre-approved. Any service identified as to type and estimated fee in the written annual service plan of the independent registered public accountants, which is approved by the Audit Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

During the year, the independent registered public accountants also provide additional accounting research and consultation services required by, and incident to, the audit of Viad’s financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount provided in the annual service plan which is approved by the Audit Committee. The Audit Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Audit Committee may give such pre-approval in writing on behalf of the Audit Committee. The Chairman reviews his pre-approvals with the full Audit Committee not later than at the committee’s next meeting.

The Audit Committee’s approval of proposed services and fees are noted in the meeting minutes of the Audit Committee and/or by signature on behalf of the Audit Committee on the engagement letter. The independent registered public accountants are periodically requested to summarize the services and fees paid to date, and management is required to report whether the services and fees have been pre-approved in accordance with the required pre-approval process of the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

PROPOSAL 3:  ADVISORY VOTE ON COMPENSATION OF VIAD’S NAMED EXECUTIVE OFFICERS

The following proposal provides Viad’s shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of Viad’s named executive officers, as disclosed in this proxy statement. In considering your vote, you may wish to review with care the “Compensation Discussion and Analysis” section beginning on page 12, which provides details as to Viad’s compensation policies, procedures and decisions regarding the named executive officers, as well as the Summary Compensation Table and other related compensation tables, notes and narrative disclosures under the “Executive Compensation” section of this proxy statement. This vote is not intended to address any specific element of Viad’s executive compensation program, but rather the overall compensation program for Viad’s named executive officers.

The HR Committee, which is comprised of independent directors, and the full Board believe that the executive compensation policies, procedures and decisions made with respect to Viad’s named executive officers are competitive, are based on Viad’s pay-for-performance philosophy, and are focused on achieving Viad’s goals and enhancing shareholder value. In addition, the HR Committee believes the executive compensation program for the named executive officers in 2010 was a significant factor contributing to Viad’s improved profitability and operating efficiencies during the year.

Accordingly, for the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the Board asks Viad’s shareholders to vote “FOR” the adoption of the following resolution to be presented at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of Viad Corp (the “Corporation”) approve, on an advisory basis, the overall compensation of the Corporation’s named executive officers disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables, notes and narrative discussion in the Proxy Statement for the Corporation’s 2011 Annual Meeting of Shareholders.

Although this advisory vote is not binding upon the Board or Viad, the Board and the HR Committee will review and consider the voting results when making future decisions regarding executive compensation to the extent they can determine the cause of any significant negative voting.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution on the compensation of Viad’s named executive officers, as disclosed in this proxy statement.

PROPOSAL 4:  ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON COMPENSATION OF VIAD’S NAMED EXECUTIVE OFFICERS

The following proposal provides Viad’s shareholders with an opportunity to vote, on an advisory basis, on the frequency of the shareholders’ advisory vote on the compensation of Viad’s named executive officers, similar to Proposal 3, above. On the proxy card, shareholders will be able to select one of four options for this proposal: one year; two years; three years; or abstain. Section 14A of the Securities Exchange Act requires the Company to hold at least once every six years this advisory shareholder vote on the frequency of the shareholders’ advisory vote on executive compensation.

After careful consideration of this proposal, Viad’s Board recommends at this time that an advisory vote on executive compensation occur each year. The Board believes that holding the advisory vote annually will provide the HR Committee and the Board with more frequent shareholder feedback on compensation disclosures. You are not voting to approve or disapprove the Board’s recommendation for an annual vote. Rather, you are being asked to select the frequency of advisory shareholder votes on executive compensation that is preferable to you.

The Board will review and take the voting results of this proposal into account in making a determination concerning the frequency of future advisory votes on executive compensation. However, this advisory vote is not binding upon the Board or Viad, and the Board may decide in the future to conduct the advisory vote on executive compensation on a less frequent basis.

Recommendation of the Board

The Board of Directors recommends at this time that shareholders vote to conduct future advisory votes on the compensation of Viad’s named executive officers every “ONE YEAR.”

VOTING PROCEDURES AND REVOKING YOUR PROXY

Voting Procedures

In order to be elected as a director in an uncontested election, the number of shares voted “for” a director nominee from the shares present and voting in person or by proxy must exceed the number of votes cast “against” the director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, director nominees must receive a plurality of the shares present and voting in person or by proxy in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or Bylaws. You may not cumulate votes.

Shareholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who are entitled to vote on the subject matter and who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition. Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on Proposal 2 (ratifying the appointment of Deloitte & Touche LLP as Viad’s independent registered public accounting firm), but not on Proposals 1, 3 and 4. Under the rules of the NYSE, the only agenda item to be acted upon at our 2011 Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is Proposal 2. Therefore, if a beneficial holder of Viad common stock does not give the broker or nominee specific voting instructions on Proposals 1, 3 and 4, the holder’s shares will not be voted on those Proposals and a broker non-vote will occur.

Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless you vote otherwise, all shares represented by your returned signed proxy will be voted as noted on page 1 of this proxy statement. If you are a participant in a 401(k) plan of Viad or one of its subsidiaries, your proxy will serve as a voting instruction to the respective Trustee. In a 401(k) plan, if no voting instructions are received from a participant, the Trustees will vote those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

Viad has adopted a procedure approved by the SEC called “householding” in order to reduce printing and mailing costs. Shareholders of record who have the same address and last name will receive only one copy of this proxy statement and Viad’s 2010 Annual Report, unless one or more of these shareholders notifies Viad that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you do not wish to participate in householding and prefer to receive a separate copy of this proxy statement and Viad’s 2010 Annual Report, or if you prefer to receive separate copies of these documents in the future, please contact Viad’s transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 (telephone number: 1-800-453-2235). Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Revoking Your Proxy

Proxies may be revoked if you:

•	Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, General Counsel and Secretary, at our Phoenix address listed on page 1 above;

•	Deliver a signed proxy, dated later than the first one, to Viad Corp, c/o Shareowner Services, P.O. Box 64873, St. Paul, Minnesota 55164-0873; or

•	Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.

Solicitation of Proxies

The cost of solicitation will be borne by Viad. Solicitation of proxies will be made primarily through the use of the mails, but regular employees of Viad may solicit proxies personally, by telephone or otherwise. Viad will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

From time to time shareholders submit proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Shareholders. To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements. Viad must receive proposals and nominations for the 2012 Annual Meeting of Shareholders no later than December 3, 2011, for possible inclusion in the proxy statement, or on or between January 18, 2012 and February 17, 2012, for possible consideration at the meeting, which is expected to be held on Tuesday, May 15, 2012. Proposals, director nominations, or related questions should be directed in writing to the undersigned at the address listed on page 1 above.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A copy of Viad’s 2010 Annual Report filed with the SEC is enclosed herewith, and is available on Viad’s website at www.viad.com by clicking onto the link “2011 Annual Meeting – Proxy Materials.” You may also obtain Viad’s other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

SCOTT E. SAYRE
General Counsel and Secretary

PLEASE VOTE -- YOUR VOTE IS IMPORTANT

VI202011PS

VIAD CORP
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 17, 2011
9:00 a.m. Mountain Standard Time
The Ritz-Carlton
2401 East Camelback Road
Phoenix, AZ 85016

Viad Corp 1850 North Central Avenue, Suite 800 Phoenix, Arizona 85004-4545	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 17, 2011.
The shares of Viad Corp common stock you hold in your account will be voted as you specify on the reverse side.
By signing the proxy, you revoke all prior proxies and appoint Jess Hay and Robert E. Munzenrider, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Stockholders and all adjournments.
This proxy when properly executed will be voted as directed or, if no direction is given, will be voted for each proposal and 1 year on Item 4.
See reverse for voting instructions.
111140

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

 COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.
INTERNET – www.eproxy.com/vvi

Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 16, 2011.

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 16, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and 1 YEAR on Item 4.

Election of directors:	FOR	AGAINST	ABSTAIN

1a. Wayne G. Allcott	☐	☐	☐

1b. Paul B. Dykstra	☐	☐	☐

1c. Robert C. Krueger	☐	☐	☐

2. Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2011.		☐ For	☐ Against	☐ Abstain

3. Advisory vote on compensation of named executive officers.		☐ For	☐ Against	☐ Abstain

4. Advisory vote on the frequency of holding future advisory votes on compensation of named executive officers.	☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND 1 YEAR ON ITEM 4.
Date
Address Change? Mark Box ☐	Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.